UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

YCQH Agricultural Technology Co. Ltd

(Exact name of registrant as specified in its charter)

Date: June 3, 2021

Nevada	2870	61-1948707
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

No. 1408, North District, Libao Building, Kehua North Road No. 62,

Wuhou District, Chengdu, Sichuan Province, China 610042.

Issuer's telephone number: (+86) 13981161812

Company email: ycqhagri@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |X|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	29,000,000	$0.01	290,000	31.64

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

SUBJECT TO COMPLETION, DATED June 3, 2021

PRELIMINARY PROSPECTUS

YCQH Agricultural Technology Co. Ltd

29,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of YCQH Agricultural Technology Co. Ltd. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB, we cannot quantify the likelihood that this will be the case.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In this public offering we, “YCQH Agricultural Technology Co. Ltd” are offering 20,000,000 shares of our common stock and our selling shareholders are offering 9,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Ms. Wang Min, who is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 20,000,000 shares being offered herein by the Company. Ms. Wang will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.01 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $0.01 for the duration of the Offering. Assuming all of the 20,000,000 shares being offered by the Company are sold, the Company will receive $200,000 in net proceeds. Assuming 15,000,000 shares (75%) being offered by the Company are sold, the Company will receive $150,000 in net proceeds. Assuming 10,000,000 shares (50%) being offered by the Company are sold, the Company will receive $100,000 in net proceeds. Assuming 5,000,000 shares (25%) being offered by the Company are sold, the Company will receive $50,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

YCQH Agricultural Technology Co. Ltd primarily operates, via its subsidiaries, in the bio-carbon-based fertilizer business (herein referred as “BCBF”). This includes the wholesale and retail of fertilizers for consumer use. The Company sources its product from a sole producer in the Peoples Republic of China (herein referred as “China”) and resells its products to customers who also predominantly reside in China.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Our Chief Executive Officer, Wang Min, will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from her own personal account. A conflict of interest may arise between Ms. Wang’s interest in selling shares for her own personal account, and in selling shares on the Company’s behalf.

Regarding the sale of Ms. Wang Min’s shares, such shares will be sold at a fixed price of $0.01 for the duration of the offering.

The Company estimates the costs of this offering at about $40,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through April 30, 2022 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

  The date of this prospectus is ___________________.

PROSPECTUS SUMMARY

In this Prospectus, ''YCQH Agricultural Technology,'' “YCQH” the "Company,'' ''we,'' ''us,'' and ''our,'' refer to YCQH Agricultural Technology Co. Ltd, unless the context otherwise requires. Unless otherwise indicated, the term ''fiscal year'' refers to our fiscal year ending December 31st. Unless otherwise indicated, the term ''common stock'' refers to shares of the Company's common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 4, and the financial statements, before making an investment decision.

The Company

YCQH Agricultural Technology Co. Ltd, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on October 15, 2019.

On October 15, 2019, Ms. Wang Min was appointed as President, Secretary, Treasurer, Chief Executive Officer, and Director.

On October 15, 2019, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Wang Min in consideration of $10. The $10 in proceeds went to the Company to be used as working capital. Ms. Wang Min serves as our Chief Executive Officer, President, Secretary, Treasurer and Director.

On November 28, 2019, the Company issued 49,900,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Wang Min in consideration of $4,990. The $4,990 in proceeds went to the Company to be used as working capital.

On January 1, 2020 the Company issued 40,000,000 shares of restricted common stock to a total of ten foreign shareholders, with each having purchased 4,000,000 shares of common stock at a purchase price of $0.001 per share. The $40,000 in proceeds went to the Company to be used as working capital. In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On December 16, 2019, the Company, acquired 100% of YCQH Holding Limited, herein referred as “YCQH Seychelles,” a company incorporated in the Republic of Seychelles, from Ms. Wang Min in consideration of $1. That same day YCQH Seychelles acquired YCQH Agricultural Technology Co. Limited, a company incorporated in Hong Kong, herein referred as the “YCQH HK,” from Ms. Wang Min in consideration of HKD100 (equivalent to approximately $13 as of the date of this Registration Statement).

On December 10, 2019, YCQH HK incorporated YCWB Agricultural Technology Co. Limited, a wholly owned foreign enterprise, in Sichuan Province, China, herein referred as “YCWB,” with Ms. Wang Min as the legal representative.

On June 15, 2020 , YCWB acquired SCQC Agricultural Co. Limited., herein referred as “SCQC,” a company incorporated in Sichuan Province, China. YCWB acquired SCQC Agricultural Co. Limited from Mr. Luo Xu in consideration of CNY1,169,996 (equivalent to about $165,605 as of the date of acquisition ).

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The following diagram details the Company’s corporate structure:

The Company and all its subsidiaries share the same address and maintain physical office space at No. 1408, North District, Libao Building, Kehua North Road No. 62, Wuhou District, Chengdu, Sichuan Province, China 610042. SCQC entered into tenancy agreement with a third party landlord to rent the aforementioned physical office space on November 11, 2020 with an effective period of two years commencing on November 23, 2020 and extending to November 22, 2022 at CNY 9,200 per month, payable on quarterly basis.

Prior to the aforementioned tenancy agreement, the Company and all its subsidiaries shared the same address and maintained physical office space at Building B, Floor 20, Chengdu International Technology Energy Saving Mansion, No. 89 Cuihua Rd, Chengdu Hi-Tech Zone, Chengdu, Sichuan Province, China. Our office space at this location was provided to us rent free by our Chief Executive Officer, Ms. Wang Min.

YCQH Agricultural Technology Co. Ltd primarily operates, via its subsidiaries, in the bio-carbon-based fertilizer business (herein referred as “BCBF”). This includes the wholesale and retail of fertilizers for consumer use. The Company sources its product from a sole producer in the Peoples Republic of China (herein referred as “China”) and resells its products to customers who also predominantly reside in China.

Our Offering

We have authorized capital stock consisting of 800,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 90,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 29,000,000 shares. These shares represent 20,000,000 additional shares of common stock to be issued by us and 9,000,000 shares of common stock by our selling stockholders. We may endeavor to sell all 20,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.01 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.01 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

Our Chief Executive Officer, Wang Min, will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from her own personal accounts. A conflict of interest may arise between Ms. Wang’s interest in selling shares for her own personal accounts, and in selling shares on the Company’s behalf. Please note that at this time Ms. Wang Min intends to sell the Company’s shares prior to selling her own shares, although she is under no obligation to do so. At the time of sale, Ms. Wang Min will indicate to investors whether they are purchasing shares from the company or from Ms. Wang Min directly for her own benefit.

Regarding the sale of Wang Min’s shares, such shares will be sold at a fixed price of $0.01 for the duration of the offering.

*The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholders will go directly to them, not the Company. The same idea applies if the Company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the Company. Ms. Wang will clarify for investors at the time of purchase whether the proceeds are going to the Company or directly to herself.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

20,000,000 shares of common stock, at a fixed price of $0.01 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	9,000,000 shares of common stock, at a fixed price of $0.01 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.01 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	90,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	110,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.01.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.01 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds from this offering to us to fund operating expenses, cover any compliance and reporting expenses that may be incurred, payment for offering expenses, advertising costs, and other related expenditures. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 29,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer will sell the 20,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $40,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Our business operations may be materially and adversely affected by the outbreak of the Coronavirus (“COVID-19”).

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. The COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities during the past few months. The negative impacts of the COVID-19 outbreak on our business may include, but not strictly be limited to:

-	The uncertain economic conditions may refrain clients from engaging our services.

-	The operations of businesses in most industries have been, and could continue to be, negatively impacted by the epidemic, which may in turn adversely impact their business performance.

We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities. Additionally, it is possible that we may face similar difficulties from future events, such as this, should there be at any point another global pandemic. As of the current date, we do not believe that we have been directly impacted by Covid-19. However, economies throughout the world have been impacted significantly in a vast number of ways, and we cannot state with any level of certainty to what extent we may have been indirectly impacted by market conditions as a result of the pandemic and/or if the pandemic has forestalled, in any capacity, our growth to date.

The industry in which we operate is highly fragmented and competitive and we face competition from numerous fertilizer manufacturers, retailers and wholesalers in China and elsewhere.

We compete with numerous local Chinese fertilizer manufacturers and distributors. It is certain that some of these competitors have better access in certain local markets, an enhanced ability to customize products to certain regions and complete established local distribution channels. Although we are confident about the advantages of the products that we offer, there are a number of manufacturers already manufacturing similar products in large scale and we cannot provide any assurances that there will not be new market entrants with similar products in the future. Furthermore, China’s access to the World Trade Organization has led to increased foreign competition; international producers and traders import products into China that generally are of higher quality than those produced by the local Chinese manufacturers. If they are localized and become familiar with the fertilizers we acquire from our supplier, we may face additional competition. If we are not successful in our marketing and advertising, diversifying our distribution channel, improving awareness of our brand, our revenue growth may be limited.

Our competitors, due to their greater size and resources, are more capable of withstanding downturns in our industry. In addition, due to the low barrier of entry of our industry, it is likely that in the future more competitors will emerge and competition will likely be intensified.

Our concentration of customers could have a material adverse effect on our operations.

The Company began generating revenue in July 2020. For the year ended December 31, 2020, the Company generated revenue of $68,264 from four different customers. For the period ended March 31, 2021, the Company generated revenue of $19,236 from three different customers. As such, the Company has a significant dependency on these customers. However, as the Company continues to operate, the Company expects to generate more revenue from other customers thereby diluting dependency on these four different customers.

Disruptions in the supply of products could result in failure to meet customer demand in a timely manner, which could result in the loss of customers.

The Company relies on a single supplier to source a single type of product on an independent contractual basis. If the Supplier decided not to extend the supply contract for any reason, or if there are any business interruptions at the supplier’s end, which impact the quality of BCBF, or timely delivery, and we are unable to locate an alternative supplier in a timely manner, or under similar terms, we may not be able to meet customer demand. This may result in the loss of customers and adversely impact our revenue and profit.

If we are unable to adapt to changes in market demand, our business will be adversely affected.

We must source new products to adapt to market demand and to maintain or increase our sales. The success of new products may depend on a number of factors including anticipating and effectively addressing user preferences and demand, the success of our sales and marketing efforts, timely and successful product sourcing, effective forecasting and management of product demand. The risk of not meeting our customers’ preferences and or demands may result in lower sales revenue, adversely affecting our business.

Any significant fluctuation in our operating costs may have a material adverse effect on our operating results.

The Company relies on an external warehousing provider to store our products, and a logistic company to ship our products to customers. These operating costs may fluctuate from time to time depending on general economic conditions. If these costs increase significantly and we are unable to pass these costs on to our customers, we could incur significant losses.

The occurrence of any acts of God, war, terrorist attacks and other emergencies which are beyond our control may have a material adverse effect on our business operations and financial condition.

Acts of God, war, terrorist attacks and other emergencies which are beyond our control may have a material adverse effect on the economy and infrastructure in the PRC and on the livelihood of the Chinese population. Our business operations and financial condition may be materially and adversely affected should such events occur. We cannot give assurance that any acts of God such as floods, earthquakes, drought or any war, terrorist attack or other hostilities in any part of the PRC or even the world, potential or threatened, will not, directly or indirectly, have a material adverse effect on our business, financial condition and operating results.

The economy of PRC in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development of the economy in PRC. We cannot assure you that the PRC economy will continue to grow at the same pace as in the past. Economic growth is determined by countless factors, and it is extremely difficult to predict with any level of absolute certainty. In the event that the PRC economy suffers, demand for our products may diminish, which would in turn result in our profitability. This could in turn result in a substantial need for restructuring of our business objectives and could result in a partial or entire loss of an investment in our Company.

Our failure to comply with anti-corruption laws and regulations, or effectively manage our employees, customers and business partners, could severely damage our reputation, and materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to risks in relation to actions taken by us, our employees, third-party customers or business partners that constitute violations of the anti-corruption laws and regulations. If we, our employees, third-party customers or business partners violate these laws, rules or regulations, we could be subject to fines and/or other penalties. Actions by PRC regulatory authorities or the courts to provide an alternative interpretation of the laws and regulations or to adopt additional anti-bribery or anti-corruption related regulations could also require us to make changes to our operations. Our reputation, corporate image, and business operations may be materially and adversely affected if we fail to comply with these measures or become the target of any negative publicity as a result of actions taken by us, our employees, third-party customers or business partners.

We, and our supplier, are subject to laws and regulations that could require us to modify our current business practices and incur increased costs, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to numerous laws and regulations, including labor, employment and taxation laws to which the industry participants are typically subject to. If we fail to comply with those regulations, we would be subject to significant penalties or claims, which would harm our business operations. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may impair the marketability of products we may offer, resulting in significant loss of net sales. Our failure to comply with regulations may result in enforcement actions and imposition of penalties or otherwise harm the distribution and sale of products we may offer for sale. The occurrence of any of the foregoing will have a material adverse effect on our business, financial condition, and results of operations.

Compliance with public disclosure will result in additional expenses.

In compliance with Securities Exchange Act 1934, reporting obligations will increase the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to these compliance activities.

We have limited insurance coverage, which could expose us to significant costs and business disruption.

We cannot provide assurances that our current insurance policies are sufficient to cover all of the risks associated with our operations. Any business disruption, litigation or natural disaster may place a strain on management resources, affect our reputation or require us to spend a significant sum of money on legal costs. There is no assurance that the insurance policies we maintain are sufficient or that we will be able to successfully claim our losses under our current insurance policies on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the insured amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

The Company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate continuous income stream.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could lead to a slowdown in our anticipated growth.

Adverse developments in our existing areas of operation could adversely impact our results of operations, cash flows and financial condition.

Our operations are focused on utilizing our sales efforts which are principally located in the PRC. As a result, our results of operations, cash flows and financial condition depend upon the demand for our products in the PRC. Due to the lack of broad diversification in industry type and geographic location, adverse developments in our current segment of the midstream industry, or our existing areas of operation, could have a significantly greater impact on our results of operations, cash flows and financial condition than if our operations were more diversified.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

●	General economic conditions;
●	The demand for products under our brand name;
●	Our ability to retain, grow our business and attract new customers;
●	Administrative costs;
●	Advertising and other marketing costs; and

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Investors relying upon this misinformation may make an uninformed investment decision. If we could not provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information. This could result in the trading price of our common stock to drop significantly and result in a loss of some or all of your investment.

We may be adversely affected by the performance of external service providers.

The Company relies on an external service provider to carry out storage and logistic service to our customers. If any such external service provider fails to provide satisfactory storage and logistics services at the level of quality or within the timeframe required by us or our customers then our material results could suffer. We generally require our service provider to fully reimburse us for any losses arising from storage failure or delay in delivery or non-delivery, our results of operation and financial condition may be adversely affected if any of the losses are not borne by them. If the performance of any service provider is not satisfactory, we may need to utilize other delivery methods or take other remedial actions, which could adversely affect the cost structure and delivery schedule of our products and services and thus have a negative impact on our reputation, financial position and business operations. In addition, as we expand our business into other geographical locations, we may utilize alternative service providers to carry out logistic services and there may be a shortage of third party services that meet our quality standards and other selection criteria in such locations and, as a result, we may not be able to engage a sufficient number of service providers in a timely manner, which may adversely affect our storage arrangement, delivery schedules and storage and delivery costs and hence our business, results of operations and financial conditions.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior management personnel or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior management personnel and key employees in our industry is intense, and we may be unable to retain our senior management personnel and key personnel or attract and retain new senior management personnel and key employees in the future, in which case our business may be severely disrupted.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to follow the extended transition period, and as a result, we will delay adoption of certain new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Our Officer and Director lacks experience in the reporting and disclosure obligations of publicly-traded companies.

The lack of reporting and disclosure experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. This includes the fact that our sole officer and director lacks experience in US GAAP requirements. As a result of this lack of familiarity, we rely on an internal accountant, our PCAOB auditor, and/or additional third parties on a need be basis, in order to comply with reporting requirements and/or US GAAP. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officer’s and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Investors relying upon this misinformation may make an uninformed investment decision. If we could not provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information. This could result in the trading price of our common stock to drop significantly and result in a loss of some or all of your investment.

If we fail to maintain a quality service and value, our sales are likely to be negatively affected.

Our success depends on the safety and quality of externally sourced product that we obtain for our clients. Our future customers will identify our brand name with a certain level of quality and value. If we could not meet this perceived value or level of quality, we may be adversely impacted and our operating results may suffer. Additionally, any failure on the part of external supplier to maintain the quality of their products, will in turn substantially harm the results of our business operations, potentially forcing us to identify other external supplier or alter our business strategy significantly.

Risks Related to Doing Business in the PRC

Substantially all our assets and operations are in the PRC, and substantially all our revenue is sourced from the PRC. Accordingly, our results of operations and financial position are subject to a significant degree to economic, political and legal developments in the PRC, including the following risks:

American investors may have difficulty enforcing judgments against our Company and Officer.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in the PRC. In addition, our officer and director is a national and resident of a country other than the United States. All of her and the Company’s assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon either party. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and or our officer and director, since she is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

Adverse changes in global or the PRC’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition and results of operations.

Our revenues are currently sourced from operations within the PRC. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in the PRC. Economic reforms begun in the late 1970s have resulted in significant economic growth. However, any economic reform policies or measures in the PRC may from time to time be modified or revised. The PRC’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 40 years, growth has been uneven across different regions and among different economic sectors and the rate of growth has been slowing.

The PRC’s economic conditions are sensitive to global economic conditions. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The global macroeconomic environment is facing new challenges and there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies. Recent international trade disputes, including tariff actions announced by the United States, the PRC and certain other countries, and the uncertainties created by such disputes may cause disruptions in the international flow of goods and services and may adversely affect the Chinese economy as well as global markets and economic conditions. There have also been concerns about the economic effect of the military conflicts and political turmoil or social instability in the Middle East, Europe, Africa and other places. Any severe or prolonged slowdown in the global economy may adversely affect the Chinese economy which in turn may adversely affect our business and operating results.

The PRC government exercises significant control over the PRC’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Although the PRC economy has grown significantly in the past decade, that growth may not continue, as evidenced by the slowing of the growth of the PRC economy since 2012. Any adverse changes in economic conditions in the PRC, in the policies of the PRC government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to reduction in demand for our products and adversely affect our competitive position.

Inflation could pose a risk to our business.

Inflation is an important factor that must be considered as we move forward. A change in the rate of inflation could influence the profits that we generate from our business. When the rate of inflation rises, the operational costs of running our company would increase, such as labor costs and inventory costs, affecting our ability to provide our products at competitive prices. An increase in the rate of inflation would force our clients to search for other household appliance providers, causing us to lose business and revenue.

We face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market-oriented economy subject to five-year and annual plans adopted by the central government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC’s political, economic and social environment.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in PRC. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in PRC. However, PRC has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in PRC or may be subject to significant degree of interpretation by PRC regulatory agencies and courts. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. Therefore, it is possible that our existing operations may be found not to be in full compliance with relevant laws and regulations in the future. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in PRC may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in PRC must notify the anti-monopoly enforcement agency, in advance of any transaction where the parties’ revenues in the PRC market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the other party. In addition, on August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the SAIC, the PRC Securities Regulatory Commission, or the CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and was amended on June 22, 2009. Under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review.

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of PRC with “de facto management bodies” located in PRC may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the basis of de facto management bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in PRC. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of PRC is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by PRC Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in PRC. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

 Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally-planned economy to a more free market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. For example, the PRC central and municipal governments may impose more stringent environmental regulations which would affect our ability to comply with, or our costs to comply with, such regulations. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of such business.

The PRC’s economy is in a transition from a planned economy to a market oriented economy, subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on economic conditions in China. Our interests may be adversely affected by changes in policies by the PRC government, including:

●	changes in laws, regulations or their interpretation;

●	confiscatory taxation;

●	restrictions on currency conversion, imports or sources of supplies and export tariff;

●	expropriation or nationalization of private enterprises.

Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in China.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and we are subject to PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance from foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

We derive a substantial portion of our revenues from sales in the PRC and any downturn in the Chinese economy could have an adverse effect on our business and financial condition material.

At this time, substantially all of our operations are conducted in the PRC and all of our revenues at this time are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent a substantial proportion of our total revenues. Any significant decline in the condition of the PRC economy could, among other things, adversely affect the consumption of our products, which in turn would have a material adverse effect on our revenues and profitability.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, it has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products do not rise at a rate that is sufficient to fully absorb inflation-driven increases in our costs of supplies, our profitability can be adversely affected.

According to the International Monetary Fund or IMF, the inflation rate in China fluctuated on an annual basis from a low rate of -1.4% in 1999 to the highest rate of 5.9% in 2008. The inflation rate was 3.0%, 5.2%, and 2.7% in 2016, 2017 and 2018, respectively. These fluctuations and economic factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. To control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. The implementation of these and other similar policies can impede economic growth and thereby harm the market for our products.

Governmental control of currency conversion may affect the value of our common stock.

The PRC government imposes controls on the convertibility of Renminbi (“RMB”) into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

Ms. Wang Min will be able to sell her shares at any time during the duration of the offering. This may pose a conflict of interest since she is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Ms. Wang is going to be selling shares on behalf of the Company in this offering. Ms. Wang is also simultaneously having her shares registered for resale. This conflict of interest could divert Ms. Wang’s time and attention in selling shares on behalf of the Company since she will also be able to sell her own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this, your investment could be adversely affected.

The fluctuation of RMB may materially and adversely affect our common stock.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. dollar could lead the RMB equivalent of the U.S. dollars be reduced and could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RMB into U.S. dollars for making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. In August 2015, China’s currency dropped by a cumulative 4.4% against the U.S. dollar on hopes of boosting the domestic economy, making Chinese exports cheaper and imports into China more expensive by that amount. The effect on trade can be substantial. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

PRC regulations relating to the establishment of offshore special purpose companies by PRC domestic residents may subject our PRC resident beneficial owners to personal liability, limit our ability to inject capital into our PRC subsidiaries, limit our subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 (the “SAFE Notice”) requires PRC residents to register with local branches of SAFE regarding their direct establishment or indirect control of an offshore entity, for overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle” (the “SPV”). SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. Under the SAFE Notice, failure to comply with the registration procedures set forth above could result in liability under Chinese law for foreign exchange evasion and may result in penalties and legal sanctions, including fines, the imposition of restrictions on a Chinese subsidiary’s foreign exchange activities and its ability to distribute dividends to the SPV, its ability to pay the SPV proceeds from any reduction in capital, share transfer or liquidation in respect of the Chinese subsidiary and the SPV’s ability to contribute additional capital into or provide loans to the Chinese subsidiary. After consultation with China counsel, we do not believe that any of our PRC domestic resident stockholders are subject to the SAFE registration requirement. However, we cannot provide any assurances that all our stockholders who are PRC residents will not be required to make or obtain any applicable registrations or approvals required by these SAFE regulations in the future. The failure or inability of our PRC resident stockholders to comply with the registration procedures set forth therein may subject us to fines and legal sanctions, restrict our cross-border investment activities, or limit our PRC subsidiaries’ ability to distribute dividends or obtain foreign-exchange-dominated loans to our company.

As it is uncertain how the SAFE regulations will be interpreted or implemented, we cannot predict how these regulations will affect our business operations or future strategy. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our results of operations and financial condition. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the SAFE regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

We may be subject to fines and legal sanctions by SAFE or other PRC government authorities if we or our employees who are PRC citizens fail to comply with PRC regulations relating to employee stock options granted by offshore listed companies to PRC citizens.

On March 28, 2007, SAFE promulgated the Operating Procedures for Foreign Exchange Administration of Domestic Individuals Participating in Employee Stock Ownership Plans and Stock Option Plans of Offshore Listed Companies, or Circular 78. Under Circular 78, Chinese citizens who are granted share options by an offshore listed company are required, through a Chinese agent or Chinese subsidiary of the offshore listed company, to register with SAFE and complete certain other procedures, including applications for foreign exchange purchase quotas and opening special bank accounts. We and our Chinese employees who have been granted share options are subject to Circular 78. Failure to comply with these regulations may subject us or our Chinese employees to fines and legal sanctions imposed by SAFE or other PRC government authorities and may prevent us from further granting options under our share incentive plans to our employees. Such events could adversely affect our business operations.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds we received from any offerings to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are a holding company in the United States conducting our operations in China through our PRC subsidiaries. In utilizing the proceeds, we received from any offerings, we may make loans to our PRC subsidiaries, whether currently in existence or to be formed in the future, or make additional capital contributions to our PRC subsidiaries.

Any loans we make to our PRC subsidiaries cannot exceed statutory limits and must be registered with SAFE, or its local counterparts. Under applicable PRC law, the government authorities must approve a foreign-invested enterprise’s registered capital amount, which represents the total amount of capital contributions made by the stockholders that have registered with the registration authorities. In addition, the authorities must also approve the foreign-invested enterprise’s total investment, which is equal to the company’s registered capital plus the amount of stockholder loans it is permitted to borrow under the law. The ratio of registered capital to total investment cannot be lower than the minimum statutory requirement. If we make loans to our operating subsidiaries in China that does not exceed its current maximum amount of borrowings, we will have to register each loan with SAFE or its local counterpart for the issuance of a registration certificate of foreign debts. In practice, it could be time-consuming to complete such SAFE registration process. Alternatively, or concurrently with the loans, we might make capital contributions to our operating subsidiaries in China and such capital contributions involve uncertainties of their own. Further, SAFE promulgated a new circular (known as Circular 142) in August 2008 with respect to the administration of conversion of foreign exchange capital contributions of a foreign invested enterprise. The circular clarifies that RMB converted from foreign exchange capital contributions can only be used for the activities within the approved business scope of such foreign invested enterprise and cannot be used for domestic equity investments unless otherwise permitted.

While we do not foresee this to happen soon, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries, we cannot be assured that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, when the need arises. If circumstances call and if we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely and materially affect our ability to fund and expand our business.

If we were to be deemed as a “resident enterprise” by PRC tax authorities, we could be subject to tax on our global income at the rate of 25% under the Enterprise Income Tax Law (“2008 EIT Law”) in the PRC and our non-PRC shareholders could be subject to certain PRC taxes.

Under the 2008 EIT Law and the implementing rules, both of which became effective January 1, 2008, an enterprise established outside of the PRC with “de facto management bodies” within the PRC may be considered a PRC “resident enterprise” and will be subject to the enterprise income tax at the rate of 25% on its global income as well as PRC enterprise income tax reporting obligations. The implementing rules of the 2008 EIT Law define “de facto management” as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. If we were to be considered a “resident enterprise” by the PRC tax authorities, our global income would be taxable under the 2008 EIT Law at the rate of 25% and, to the extent we were to generate a substantial amount of income outside of PRC in the future, we would be subject to additional taxes. In addition, the dividends we pay to our non-PRC enterprise shareholders and gains derived by such shareholders from the transfer of our shares may also be subject to PRC withholding tax at the rate up to 10%, if such income were regarded as China-sourced income. In addition, the circular mentioned above details that certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises will be classified as “resident enterprises” if the following are located or resident in China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and stockholders’ meetings; and half or more of the directors with voting rights or senior management. However, as of the date hereof, no final interpretation on the implementation of the “resident enterprise” designation is available. Moreover, any such designation, when made by PRC tax authorities, will be determined based on the facts and circumstances of individual cases. As a result, we cannot determine the likelihood or consequences of our being designated a “resident enterprise” as of the date hereof.

If the PRC tax authorities determine that we are a “resident enterprise,” we may be subject to enterprise income tax at a rate of 25% on our worldwide income and dividends paid by us to our non-PRC stockholders as well as capital gains recognized by them with respect to the sale of our stock may be subject to a PRC withholding tax. This will have an impact on our effective tax rate, a material adverse effect on our net income and results of operations, and may require us to withhold tax on our non-PRC stockholders.

Because our principal assets are located outside of the United States and because our director and officer resides outside of the United States, it may be difficult for you to use the United States Federal securities laws to enforce your rights against us and our officer and director or to enforce judgments of United States courts against us or most of our director and officer in the PRC.

Our present officer and director resides outside of the United States. In addition, our operating subsidiaries are in the PRC and substantially all their assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States Federal securities laws against us and our officer and our director in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in PRC courts. It is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our director and officer of criminal penalties, under the United States Federal securities laws or otherwise. In addition, enforcement of a foreign judgment in the PRC may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are required to comply with the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur in the PRC. If our competitors engage in these practices they may receive preferential treatment, giving our competitors an advantage in securing business, which would put us at a disadvantage. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We may have difficulty managing the risk associated with doing business in the Chinese fertilizer and agricultural products industry.

In general, the fertilizer and agricultural products industry in China is affected by a series of factors, including, but not limited to, natural, economic and social such as climate, market, technology, regulation, and globalization, which makes risk management difficult. Fertilizer and agricultural products operations in China face similar risks as present in other countries, however, in the PRC these can either be mitigated or exacerbated due to governmental intervention through policy promulgation and implementation either in the fertilizer and agricultural products or sectors which provide critical inputs to fertilizer and agricultural products such as energy or outputs such as transportation. While not an exhaustive list, the following factors could significantly affect our ability to do business:

●	food, feed, and energy demand including liquid fuels and crude oil;

●	agricultural, financial, energy and renewable energy and trade policies;

●	input and output pricing due to market factors and regulatory policies;

●	production and crop progress due to adverse weather conditions, equipment deliveries, and water and irrigation conditions; and

●	infrastructure conditions and policies.

Currently, we do not hold and do not intend to purchase insurance policies to protect revenue in the case that the above conditions cause losses of revenue.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be at a fixed price of $0.01 per share, and this is a self-underwritten offering . If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Even if our shares become publicly quoted, your shares may not be “free-trading”.

Investors should understand that their shares of our common stock will not become “free-trading” merely because our Company is a publicly-quoted company.  In order for the shares to become “free-trading”, the shares must be registered, or entitled to an exemption from registration under applicable law.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $40,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to YCQH Agricultural Technology Co. Ltd, or a subsidiary of the Company, and will be held in our or one of our subsidiary’s corporate bank accounts if the Subscription Agreements is in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

There is the risk that investors may lose their investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTCMarkets.com, OTC Marketplace, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services and our platform. We intend to use the net proceeds for working capital, general corporate purposes, construction of our platform and the costs of continuing disclosure compliance.  Even if we generate material revenues, we currently plan to seek additional capital following this offering.  No assurance can be given that any source of additional cash will be available to us. If no source of additional cash is available to us, we may have to significantly reduce the scope of our operations.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price. The initial public offering price will be determined by negotiations with the representatives of the underwriters. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

• Changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the agricultural industry;

• Changes in key personnel;

• Entry into new geographic markets;

• Actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

• Fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

• The public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

• Announcements relating to litigation;

• Guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

• Changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

• The development and sustainability of an active trading market for our common stock;

• Future sales of our common stock by our officer, director and significant stockholders; and

• Changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively. This could affect our profitability and cause our stock price to decline.

Our management will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We currently intend to use the net proceeds for collateral requirements to support our transaction processing activities, capital expenditures and other general corporate purposes including continued international expansion and development of additional product functionality. We have not finalized yet the amount of net proceeds that we will use specifically for each of these purposes. We may use the net proceeds for corporate purposes that do not result in our profitability or increase our market value.

FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Ms. Wang Min, who will receive no commission. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Shares sold by the selling shareholders may limit the amount of proceeds raised in the primary offering

As the Company is only selling 20,000,000 of the 29,000,000 shares being registered in this offering, this may result in competition between the Company and the Selling Shareholders who may offer to the same investor groups. As such, it may limit the amount the Company is able to raise in the primary offering.

We will require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations will require significant additional funding due to the absence of any meaningful revenues in the near future. We do not know whether additional financing will be available to us on favourable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favourable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

We will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets. Our executive officer and other personnel will need to devote substantial time to these rules and regulations. These rules and regulations are expected to increase our legal and financial compliance costs and to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain director and officer liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $40,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB, we cannot quantify the likelihood that this will be the case.  To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $40,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

On June 15, 2020 YCWB acquired SCQC Agricultural Co. Limited., herein referred as “SCQC,” a company incorporated in Sichuan Province, China. YCWB acquired SCQC Agricultural Co. Limited from Mr. Luo Xu in consideration of CNY1,169,996 (equivalent to about $165,605 as of the date of acquisition). Since the Company succeeded to substantially all of the business activities of SCQC. As such, SCQC is the predecessor of the Company. As the Company's predecessor, financial information of SCQC for all periods before the succession are provided.

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of December 31, 2020	As of December 31, 2019
	(Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$84,541	$10,091
Inventories	70,598	-
Prepayment, deposits and other receivables	71,883	13
Total current assets	227,022	10,104

Non-current Assets
Right-of-use assets, net	$30,699	$-
Total non-current assets	30,699	-

TOTAL ASSETS	$257,721	$10,104

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities	$21,696	$-
Amount due to a director	240,025	8,801
Lease liability – current portion	15,861	-
Total current liabilities	$277,582	$8,801

Non-current liabilities
Lease liability – non-current portion	$14,838	$-
Total non-current liabilities	14,838	-

TOTAL LIABILITIES	$292,420	$8,801

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; 0 issued and outstanding
Common stock, $ 0.0001 par value; 800,000,000 shares authorized; 90,000,000 and 50,000,000 shares of common stock issued and outstanding as of December 31, 2020 and 2019, respectively	$9,000	$5,000
Additional paid-in capital	36,000	-
Accumulated other comprehensive income	13,730	-
Accumulated deficit	(93,429)	(3,697)

TOTAL STOCKHOLDERS’ EQUITY	$(34,699)	$1,303

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$257,721	$10,104

 YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Year Ended December 31, 2020	Year Ended December 31, 2019
	(Audited)	(Audited)
REVENUE	$68,264	$-

COST OF REVENUE	(36,789)	-

GROSS PROFIT	$31,475	-

GENERAL AND ADMINISTRATIVE EXPENSES	(121,258)	(3,697)

LOSS FROM OPERATION BEFORE INCOME TAX	(89,783)	-

OTHER INCOME	51	-

LOSS BEFORE INCOME TAX	$(89,732)	(3,697)

INCOME TAX PROVISION	-	-

NET LOSS	$(89,732)	(3,697)

Other comprehensive income/(loss):
- Foreign currency translation adjustment	13,730	-

TOTAL COMPREHENSIVE LOSS	$(76,002)	(3,697)

NET LOSS PER SHARE, BASIC AND DILUTED	(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	90,000,000	21,851,282

(PREDECESSSOR)

SCQC AGRICULTURAL CO. LIMITED

BALANCE SHEETS

AS OF JUNE 15, 2020 AND DECEMBER 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of June 15, 2020	As of December 31, 2019
	(Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$999	$-
Prepayment, deposits and other receivables	165,145	-
Total current assets	166,144	-

TOTAL ASSETS	$166,144	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Receipt in advance	$743	$-
Total current liabilities	$743	$-

TOTAL LIABILITIES	$743	$-

STOCKHOLDERS’ EQUITY
Paid in capital as of June 15, 2020 and December 31, 2019, respectively	$165,605	$-
Accumulated other comprehensive income	1	-
Accumulated deficit	(205)	-

TOTAL STOCKHOLDERS’ EQUITY	$165,401	$-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$166,144	$-

(PREDECESSSOR)

SCQC AGRICULTURAL CO. LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIOD ENDED JUNE 15, 2020 AND YEAR ENDED DECEMBER 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Period Ended June 15, 2020	Year Ended December 31, 2019
	(Audited)	(Audited)
REVENUE	$-	$-

COST OF REVENUE	-	-

GROSS PROFIT	$-	$-

GENERAL AND ADMINISTRATIVE EXPENSES	$(205)	$-

LOSS FROM OPERATION BEFORE INCOME TAX	(205)	-

OTHER INCOME	-	-

LOSS BEFORE INCOME TAX	$(205)	$-

INCOME TAX PROVISION	-	-

NET LOSS	$(205)	$-

Other comprehensive income/(loss):
- Foreign currency translation adjustment	1	-

TOTAL COMPREHENSIVE LOSS	$(204)	$-

NET LOSS PER SHARE, BASIC AND DILUTED	(0.00)	N/A

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	521,118	N/A

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONDENSED CONSOLIDATE BALANCE SHEETS

AS OF MARCH 31, 2021 (UNAUDITED) AND DECEMBER 31, 2020

(AUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of March 31, 2021	As of December 31, 2020

ASSETS
Current assets
Cash and cash equivalents	$79,731	$84,541
Inventories	60,189	70,598
Prepayment, deposits and other receivables	71,729	71,883
Total current assets	211,649	227,022

Non-current Assets
Right-of-use assets, net	$26,705	$30,699
Total non-current assets	26,705	30,699

TOTAL ASSETS	$238,354	$257,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities	$18,095	$21,696
Amount due to a director	255,670	240,025
Lease liability – current portion	15,991	15,861
Total current liabilities	$289,756	$277,582

Non-current liabilities
Lease liability – non-current portion	$10,714	$14,838
Total non-current liabilities	10,714	14,838

TOTAL LIABILITIES	$300,470	$292,420

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; 0 issued and outstanding
Common stock, $ 0.0001 par value; 800,000,000 shares authorized; 90,000,000 shares of common stock issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	$9,000	$9,000
Additional paid-in capital	36,000	36,000
Accumulated other comprehensive income	13,257	13,730
Accumulated deficit	(120,373)	(93,429)

TOTAL STOCKHOLDERS’ EQUITY	$(62,116)	$(34,699)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$238,354	$257,721

 YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(UNAUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three months ended March 31, 2021	Three months ended March 31, 2020

REVENUE	$19,236	$-

COST OF REVENUE	(10,254)	-

GROSS PROFIT	$8,982	-

GENERAL AND ADMINISTRATIVE EXPENSES	(35,944)	-

LOSS FROM OPERATION BEFORE INCOME TAX	(26,962)	-

OTHER INCOME	18	-

LOSS BEFORE INCOME TAX	$(26,944)	-

INCOME TAX EXPENSES	-	-

NET LOSS	$(26,944)	-

Other comprehensive income/(loss):
- Foreign currency translation adjustment	(473)	-

TOTAL COMPREHENSIVE LOSS	$(27,417)	-

NET LOSS PER SHARE, BASIC AND DILUTED	(0.00)	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	90,000,000	50,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS

The Company was incorporated on October 15, 2019. Our cash and cash equivalents are $79,731 and we had a working capital deficiency of $78,107 as of March 31, 2021. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and increase our current level of operations for the next twelve-month period, we require further funding.

For the three months ended March 31, 2021, the Company incurred a net loss of $26,944 and through operating activities we have used $20,401. The Company expects to finance its operations primarily through cash flows from revenue and through continuing financial support received from our current controlling shareholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations, as well as to achieve our strategic objectives, the controlling shareholder has indicated her intent and ability to provide additional financing.

No assurances can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on the Company’s operations, in the case of debt financing, or cause substantial dilution for our shareholders, in the case of equity financing.

Results of operations

Years ended December 31, 2020 and 2019

The Company generated revenue in the amount of $68,264 for the year ended December 31, 2020, given that the Company commenced sales and marketing in June 2020. The cost of revenue for the year ended December 31, 2020 was $36,789, which resulted in gross profit of $31,475 and a margin of 46.11%.

The Company did not generate any revenue for the year ended December 31, 2019, and accordingly did not incur any cost of revenue. As such, the Company did not generate a gross profit or gross loss for the year ended December 31, 2019.

The general and administrative expenses for the years ended December 31, 2020 and 2019 were $121,258 and $3,697 respectively, primarily related to salary and social contributions, audit fees and travel reimbursement for sales personnel.

As result, the Company incurred a net loss of $89,732 and $3,697 for the years ended December 31, 2020 and 2019.

Period Ended June 15, 2020 And Year Ended December 31, 2019 (Predecessor)

SCQC did not generate any revenue for the period ended June 15, 2020 and year ended December 31, 2019, and accordingly did not incur any cost of revenue. As such, SCQC did not generate a gross profit or gross loss for the period ended June 15, 2020 and year ended December 31, 2019.

The general and administrative expenses for the period ended June 15, 2020 and year ended December 31, 2019 were $205 and $0 respectively, primarily related to purchase of office equipment.

As result, SCQC incurred a net loss of $205 and $0 for the period ended June 15, 2020 and year ended December 31, 2019.

Three months ended March 31, 2021 and 2020

The Company generated revenue in the amount of $19,236 for the three months ended March 31, 2021while the cost of revenue for was $10,254, which resulted in gross profit of $8,982 and a margin of 46.69%.

The Company did not generate any revenue for the three months ended March 31, 2020, nor incur any cost of revenue.

The general and administrative expenses for the three months ended March 31, 2021 and 2020 were $35,944 and $0 respectively, primarily related to salary and social contribution, storage and logistic expenses, lease expenses, audit fees and consultancy fees.

As result, the Company incurred a net loss of $26,944 and $0 for the three months ended March 31, 2021 and 2020, respectively.

Liquidity and Capital Resources

Years ended December 31, 2020 and 2019

Cash Used In Operating Activities

For the year ended December 31, 2020, the Company used $34,256 in operating cash flow, of which primarily consist of net loss and increased in inventories, offsetting by decreased in prepayment and increased in other payables.

For the year ended December 31, 2019, the Company used $3,710 in operating cash flow, of which primarily consist of net loss.

Cash Used In Investing Activities

For the years ended December 31, 2020 and 2019, the Company used cash in investing activities were $164,606 and $0 respectively. The cash used in investing activities was primarily attributable to the consideration paid for acquisition of SCQC Agricultural Co. Limited.

Cash Provided by Financing Activities

For the year ended December 31, 2020, the Company realized cash provided by financing activity in the amount of $271,223, of which consist of proceed from issuance of share and loan from director.

For the year ended December 31, 2019, the Company realized cash provided by financing activity in the amount of $13,801, of which consist of proceed from issuance of share and loan from director.

Period Ended June 15, 2020 And Year Ended December 31, 2019 (Predecessor)

Cash Used In Operating Activities

For the period ended June 15, 2020 and year ended December 31, 2019, SCQC used cash in operating activities in the amount of $164,607 and $0, respectively, which was primarily used in prepayment, deposits and other receivables.

Cash Provided by Financing Activities

For the period ended June 15, 2020 and year ended December 31, 2019, SCQC realized cash provided by financing activity in the amount of $165,605 and $0, respectively, which was generated from the paid in capital from previous owner, Mr. Luo Xu.

Three months ended March 31, 2021 and 2020

Cash Used In Operating Activities

For the three months ended March 31, 2021, the Company used $20,401 in operating cash flow, of which primarily consist of net loss and repayment of accrued expenses and other payables, offsetting by decreased in inventories.

For the three months ended March 31, 2020, the Company didn’t generate nor used any cash in operative activities.

Cash Used In Investing Activities

For the three months ended March 31, 2021 and 2020, the Company didn’t generate nor used any cash in investing activities.

Cash Provided by Financing Activities

For the three months ended March 31, 2021, the Company has received $15,645 advancement from director pertaining to expenses paid on behalf.

For the three months ended March 31, 2020, the Company didn’t generate nor used any cash in financing activities.

Foreign Currency

Most of our revenues and operating expenses are denominated in Renminbi. The Renminbi is currently freely convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Under our current corporate structure, our company in the United States may rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have.

Under existing PRC foreign exchange regulations, payments of current account items, including payment of dividends, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Our PRC subsidiaries may also retain foreign exchange in its current account, subject to a ceiling approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, we cannot assure you that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase and retain foreign currencies in the future.

Since a significant amount of our future revenues will be denominated in Renminbi, the existing and any future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies.

Foreign exchange transactions under the capital account are subject to limitations and require registration with or approval by the relevant PRC governmental authorities. In particular, any transfer of funds from us to any of our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, is subject to certain statutory limit requirements and registration or approval of the relevant PRC governmental authorities, including the relevant administration of foreign exchange and/or the relevant examining and approval authority. Our ability to use the U.S. dollar proceeds of the sale of our equity or debt to finance our business activities conducted through our PRC subsidiaries will depend on our ability to obtain these governmental registrations or approvals. In addition, because of the regulatory issues related to foreign currency loans to, and foreign investment in, domestic PRC enterprises, we may not be able to finance the operations of our PRC subsidiaries by loans or capital contributions. We cannot assure you that we can obtain these governmental registrations or approvals on a timely basis, if at all.

The amount of cash denominated in RMB is approximately CNY150,281 (Equivalent to USD 22,934) as of March 31, 2021.

Plan of Operations

Over the course of the next 12 months, with the funding from our public offering, the Company plans to invest in the recruitment of sales and marketing personnel to explore alternative distribution channels and marketing networks, and to participate in industry exhibitions and fairs to promote our products to improve our financial performance and position.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company suffered a loss of $26,944 for the three months ended March 31, 2021 resulting in accumulated deficit of $120,373 and a working capital deficit of $78,107.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient then the Company shall rely on the financial support from its controlling shareholder.

These, and other, factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements were issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Industry overview

YCQH Agricultural Technology Co. Ltd (herein referred as the “Company”) primarily operates in the bio-carbon-based fertilizer (herein referred as “BCBF”) trading industry, including wholesaling and retailing to customers mainly based in People Republic of China (herein referred as “China”), sourcing directly from producers in China. The Company does not maintain and operate any production and manufacturing BCBF facilities or machine and equipment.

Fertilizers are typically graded in accordance to three chemical compounds, which are nitrogen (herein referred as “N”), phosphorus (herein referred as “P”) and potassium (herein referred as “K”) or NPK in aggregate.

Nitrogen (N) – nitrogen is largely responsible for the growth of leaves on the plant.

Phosphorus (P) – Phosphorus is largely responsible for root growth and flower and fruit development.

Potassium (K) – Potassium is a nutrient that helps the overall functions of the plant perform correctly.

Opportunities of BCBF

China is the world’s most populous country with more than 1.4 billion people and the third largest country measured by land area, according to The World Bank, China has 118.9 million hectares of arable land in 20161 and fertilizer consumption of 503.32 kilograms per hectare of arable land2 which makes China the world’s largest fertilizer consumer in the world representing 30% of global fertilizer consumption followed by India at 13% and US at 11%. Additionally, the fertilizer industry in China is significantly influenced by Federal Government through multi perspective subsidies to ensure self-sustainable agricultural product supply, which further boosts the domestic demand.

According to China Fertilizer Industry Outlook publicly published by Gulf Petrochemicals & Chemicals Association in 20183, China’s soil is naturally P deficient which leads to government policies to encourage production and usage of P in order to boost yield. Nevertheless, these application rates appear excessive and even though cereal yields are somewhat above average, ever more evidence is emerging that fertilizer is over-used and inefficiently applied, resulting in significant damage not only to soil but also damage to the wider environment with significant run-off into rivers and lakes, resulting in large-scale regional eutrophication and N escapes to the atmosphere.

According to Biochar for Environmental Management published by Earthscan and edited by Johannes Lehmann and Stephen Joseph4, leaching is often an important aspect of nutrient cycling in agriculture. It occurs when mobile nutrients in soil solution are displaced by percolating water to an area outside the rooting zone where plants cannot utilize them. While large proportions of nutrient losses certainly imply economic impacts with fertilizer use efficiency and soil nutrient stock depletion, the environmental impacts brought about by nutrient leaching can be considerable. P and other nutrients cause eutrophication when they leach or run off from agricultural land into bodies of water. This is currently one of the most common causes of unacceptable water quality levels in the developed world. Biochar has been found to decrease nutrient leaching on its own as well as after incorporation within soil.

Benefits of biochar application to soil

Biochar produced from different feedstocks and under different conditions exhibits a range of physical and chemical properties which will have impacts upon nutrient leaching once it is applied to soil. Water-holding capacity in soils is partly determined by organic matter contents, and organic matter amendments generally increase the water-holding capacity of soil. Humic substances derived from coal have been found to increase the water-holding capacity, as well as the aggregate stability of degraded soil.

Soil-applied biochar particles harbor microorganisms’ bacteria and mycorrhizal fungi. Such organisms often have a great impact on plant nutrition – for example, through the mineralization of organic N into forms available to plants or susceptible to volatilization, and through improved P and Mg nutrition via extensive fungal hyphal systems. Current data indicates that biochar application is often followed by an enhancement of mycorrhizal communities in the rhizosphere, coinciding with improved nutrient uptake by associated plants, thereby potentially reducing leaching. While reductions in gaseous N emissions have been observed in biochar-amended soil, it is possible that N leaching and gaseous losses could also be favored in certain cases where mineralization by bacteria occurs beyond the plants’ N requirements, and if anaerobic conditions prevail around microorganisms because of changes in water retention.

Fertilizer Regulation in China

Pursuant to Decree No. 27, promulgated by the Ministry of Commerce of China, the research, development and utilization of organic fertilizers is one of many industries encouraging foreign investment.

On December 1, 2017, Ministry of Agriculture of China promulgated an amendment on the Agricultural Fertilizer Administration and Registration (herein referred as “AFAR”), governing all activity pertaining to fertilizer production, operation, consumption, and marketing.

Pursuant to Article 5 and 6 of AFAR, all fertilizer imported from overseas, as well as all fertilizer produced, marketed or consumed in China, must undergo registration procedures determined by the Ministry of Agriculture of China through respective administrative regions, in the Company’s case through the SiChuan Provincial Department of Agriculture and Rural Affairs.

Failure to comply shall result in confiscation of unregistered products and a penalty of not more than CNY 30,000.

References

1https://data.worldbank.org/indicator/AG.LND.ARBL.HA?locations=CN
2https://data.worldbank.org/indicator/AG.CON.FERT.ZS?locations=CN
3https://gpca.org.ae/wp-content/uploads/2018/07/China-Fertilizer-Industry-Outlook.pdf
4http://www.css.cornell.edu/faculty/lehmann/publ/First%20proof%2013-01-09.pdf

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

The Company

YCQH Agricultural Technology Co. Ltd, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on October 15, 2019.

On October 15, 2019, Ms. Wang Min was appointed as President, Secretary, Treasurer, Chief Executive Officer, and Director.

On October 15, 2019, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Wang Min in consideration of $10. The $10 in proceeds went to the Company to be used as working capital. Ms. Wang Min serves as our Chief Executive Officer, President, Secretary, Treasurer and Director.

On November 28, 2019, the Company issued 49,900,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Wang Min in consideration of $4,990. The $4,990 in proceeds went to the Company to be used as working capital.

On January 1, 2020 the Company issued 40,000,000 shares of restricted common stock to a total of ten foreign shareholders, with each having purchased 4,000,000 shares of common stock at a purchase price of $0.001 per share. The $40,000 in proceeds went to the Company to be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On December 16, 2019, the Company, acquired 100% of YCQH Holding Limited, herein referred as “YCQH Seychelles,” a company incorporated in the Republic of Seychelles, from Ms. Wang Min in consideration of $1. That same day YCQH Seychelles acquired YCQH Agricultural Technology Co. Limited, a company incorporated in Hong Kong, herein referred as the “YCQH HK,” from Ms. Wang Min in consideration of HKD100 (equivalent to approximately $13 as of the date of this Registration Statement).

On December 10, 2019, YCQH HK incorporated YCWB Agricultural Technology Co. Limited, a wholly owned foreign enterprise, in Sichuan Province, China, herein referred as “YCWB,” with Ms. Wang Min as the legal representative.

On June 15, 2020 YCWB acquired SCQC Agricultural Co. Limited., herein referred as “SCQC,” a company incorporated in Sichuan Province, China. YCWB acquired SCQC Agricultural Co. Limited from Mr. Luo Xu in consideration of CNY1,169,996 (equivalent to about $165,605 as of the date of acquisition).

The Company and all its subsidiaries share the same address and maintain physical office space at No. 1408, North District, Libao Building, Kehua North Road No. 62, Wuhou District, Chengdu, Sichuan Province, China 610042. SCQC entered into tenancy agreement with a third party landlord to rent the aforementioned physical office space on November 11, 2020 with an effective period of two years commencing on November 23, 2020 and extending to November 22, 2022 at CNY 9,200 per month, payable on quarterly basis.

Prior to the aforementioned tenancy agreement, the Company and all its subsidiaries shared the same address and maintained physical office space at Building B, Floor 20, Chengdu International Technology Energy Saving Mansion, No. 89 Cuihua Rd, Chengdu Hi-Tech Zone, Chengdu, Sichuan Province, China. Our office space at this location was provided to us rent free by our Chief Executive Officer, Ms. Wang Min.

Our corporate structure is as follows:

Business Overview

The Company has seen a business opportunity in wholesaling and retailing high quality, sustainable, environmentally friendly bio-carbon-based fertilizer (herein referred to as “BCBF”), which is capable of not only increasing the crop yield but also at the same time preserving the environment. The Company’s BCBF is sourced from, and produced by, a third party through heating straw in a closed container with little or no available air. This method is also known as thermal decomposition of organic material under limited supply of oxygen at relatively low temperature. In accordance with requirements imposed by the PRC Ministry of Agriculture, the Company’s Supplier of BCBF has registered with Sichuan Province Provincial Department of Agriculture and Rural Affairs, which has an effective period of 5 years, from December 2019 to December 2024. The Company does not maintain or operate any production and/or manufacturing of any BCBF facility, machine and/or equipment.

The Company is currently wholesaling and retailing BCBF through its wholly owned subsidiary SCQC. Management of the Company believes that the BCBF sold by the Company is capable of maintaining soil fertility, enhancing crop yield, improving soil structure, improving water and fertilizer retention capability and improving fertilizer utilization efficiency and effectiveness. This is achieved through balancing carbon and nitrogen content, neutralizing soil pH while at the same time creating soil particle structure that is conducive to plant growth.

The BCBF sold by the Company, produced through straw thermal decomposition, replaces the function of activated carbon. The combination of soil and BCBF is capable of absorbing and reducing pollution content such as heavy metals from agricultural residual wastes. Further, the combination of water and BCBF is capable of purifying water by producing carbohydrate and glucose, which could be absorbed by, and is conducive to the growth of, plants. Additionally, BCBF possesses outstanding water storage capacity, which can store up to 10 times the water content when compared to soil without BCBF, which in turn provides farmers greater flexibility during times of hardship such as a drought.

As such, the management of the Company believes that the Company’s BCBF is not only a superior option compared to conventional fertilizer in terms of environmentally sustainability, but also from an economic perspective due to the improvement in crop yield quality and quantity. The Company’s BCBF consists of roughly 45% organic matter, 20% bio-charcoal, 10% humic acid, 5% NPK and boats an effective microorganism count of 20,000,000 per gram.

Business Model

The Company sources all supply of BCBF from an independent single supplier, namely Pingchang Lingfeng Agricultural Development Co., Ltd. (herein referred as the “Supplier”) which poses a significant dependency issue. Full terms and conditions of the Purchase and Sales Agreement entered into with Pingchang Lingfeng Agricultural Development Co., Ltd. can be referenced in the attached Exhibit 10.1. The Company plans to mitigate such dependency via identifying and forging agreements with additional suppliers producing similar quality products, or potentially by acquiring a supplier who produces products of a similar quality. At present, while the Company has identified a few potential third parties with whom we may seek to enter into an agreement, we have not yet entered into any formal discussions or arrangements.

Pursuant to the Sales and Purchase Agreement (the “Agreement”) signed among the Company (the “Buyer”) and Pingchang Lingfeng Agricultural Development Co., Ltd. (the “Seller”), the Buyer will purchase 612.49 tons of BCBF at CNY1,900 per ton.

The BCBF manufactured and delivered by Seller should meet the National Standard of Organic Fertilizer NY 525, Bio Carbon Based Fertilizer NY/T3401, etc.

The Seller is obligated to manufacture and deliver, to a designated warehouse, BCBF in various quantities as instructed by the Buyer within 3 days from the date of instruction, and delivery expenses are the responsibility of the Buyer. The Seller should ensure the weight of BCBF will not reduce by 2% or more within three to six months from the manufacture date. Any wastage or loss occurred during delivery by Seller, is solely the responsible of the Seller.

In the event of breach of terms, the breaching party must compensate the opposite party 30% of the contracted amount (i.e. CNY1,163,746 x 30% = CNY 349,124), excluding any other expenses such as lawyer fee, travelling reimbursement and etc.

Other generic terms including confidentiality, force majeure and dispute resolution.

This was a one-time deal, and any future arrangements between both parties may need to be renegotiated depending on market conditions at the time. As of today, the obligations of the supplier have yet to be fully provided; as of March 31, 2021 , 376 out of 612.49 tons have been delivered, with 236.49 tons yet to be delivered.

The Company adopts what is commonly referred to as a virtual network business structure, as the Company only maintains internal procurement, sales and marketing, operational, accounting and finance functions. We rely entirely on an independent third party for other crucial functions, such as production and packaging, storage, courier inward and outward. It is our belief that this business structure empowers the Company with a higher degree of flexibility to exploit market opportunity, but it is also difficult to ascertain the quality of BCBF sourced and stored externally. Confidentiality of information, such as the identity of customers, is also at risk because such information is shared amongst designated warehouses, the responsibility of which is discussed below.

Procurement Order and Courier Inward

The Company, through subsidiary SCQC, has prepaid a mutually agreed upon deposit to the Supplier. Upon placing an order with the Supplier, they will either move to production of the requested BCBF or, if stock is readily available, they will ship the requested amount to a warehouse, owned by an independent third party, designated by SCQC (herein referred as the “Warehouser”) for storage. Quality of BCBF should meet the standard of Organic Fertilizer NY 525-2012 and Bio-Charcoal Based Fertilizer NY/T3041-2016 promulgated by Ministry of Agriculture of China, and it is the responsibility of the Supplier to ensure that it does meet any and all such requirements.

Shipment costs are borne solely by SCQC, while any remaining outstanding payable balance to Supplier, if not covered by the deposit to the Supplier, shall be settled upon arrival of products.

Storage, Dispatch Order and Courier Outward

The Company’s current Warehouser is Sichuan Province Bashan Bei Brother Logistic Limited, with whom the Company has executed a Storage and Logistic Agreement attached as Exhibit 10.2. Warehouser, an independent party, is responsible, upon the arrival of BCBF, to examine the condition and quantity of BCBF based upon instructions provided by SCQC. Assuming that the BCBF meets quality standards, the Warehouser will unload the BCBF from the Supplier’s logistic vehicle and will proceed to store the BCBF. Warehouser bears responsibility to ensure that the condition of the warehouse is optimal for storage.

Upon receiving dispatch orders from SCQC, the Warehouser shall be responsible to deliver BCBF to customers’ location (as designated by SCQC), and to subsequently collect a receipt from SCQC customers. It is worth highlighting that dispatch shall be conducted the same day dispatch orders are received, as long as the order is received before 5:30 PM local time.

Warehouser charges on courier inward unloading, storage and courier outwards activities based on the weight of BCBF.

Sales and Marketing

The Company, through SCQC, retails and wholesales BCBF, primarily to farmers. We rely upon sales and marketing personnel at present, and it is our intention to establish product branding and a positive reputation which will allow us to grow beyond internal sales and marketing. On top of existing sales personnel, the Company also intends to capitalize on customer connections through a referral program which rewards referring customers with discounts. All such plans pertaining to the referral program remain in development, and we cannot state with any level of specificity when they will move beyond the planning stages.

The Company also plans to participate in agricultural exhibitions to promote the advantage of our products and hopefully attract a provincial distributor. However, at current stage no definitive plans have been concluded.

Generally, retail and wholesale customers are not entitled for a credit term, the only difference is that for retail customers all payments must be settled immediately upon placing the order, at which point SCQC will issue a dispatch order to the Warehouser. Whereas for wholesale customers, a deposit can be made upon placing the order and the remaining balance is to be settled upon delivery of BCBF. However, in certain cases, or from time to time at the discretion of Management, SCQC may grant customers a certain credit term if they believe it to be beneficial to the performance and business sustainability of the Company in the long term.

Employees and Function

The Company has 6 employees. All of them work on a full time basis, including our director, Ms. Wang Min. The Company provides benefits to each employee excluding sales, marketing and after sales service department employee, in the form of $40 travelling allowance per month and a $40 telecommunication allowance per month. Additionally, the Company maintains mandatory social security for pensions, medical, unemployment, work-related injury and maternity insurance. The Company segregates individual employees in accordance to function as displayed below:

Functions	Number of Employees
Management	1
Sales, Marketing and After Sales Services	2
Accounting, Finance and Internal Operation	3
Total	6

Future Business Expansion and Development

The Company intends to expand its business operations upstream and downstream through both organic growth and possibly through mergers and acquisitions.

Upstream expansion involves venturing into (1) manufacturing and production and (2) research, development, and enhancement of BCBF. The Company plans to do so through acquiring existing supplier structuring possibly through equity swaps. However, at the current stage, any and all of the Company’s future intentions pertaining to mergers and acquisitions remain in the planning stages, and have not progressed enough to describe in sufficient detail.

Downstream expansion involves the expansion of existing distribution channels organically through (1) recruitment of additional workforce specifically in sales and marketing function and (2) investment in advertising and promotion to establish branding presence. As such, the Company shall allocate additional proceed equally from the public offering for any proceeds received above $100,000. Specific details can be referenced in the Use of Proceeds section.

The Company intends to double its existing sales and marketing personnel over the next twelve month period, and may also evaluate the possibility of advertising online thorough broadcast platforms such as Douyu & Huya in order to raise awareness of the Company’s products. All such activities remain in the planning stages.

Competition

Overall, the competitive environment of China’s fertilizer industry is very tense despite its market size. The Company competes with other manufacturers, distributors, wholesalers such as China Green Agriculture, Inc. (NYSE: CGA), Sinofert Holdings Limited (HKG: 0297) and Xinyangfeng Agricultural Technology Co Ltd (SHE: 000902). These competitors possess significantly greater financial and non-financial resources, manufacturing capacity, well established business models and distribution channels and branding.

At present, the Company relies entirely on its existing relationship with customers in order to function within this competitive fertilizer industry. However, despite intensive competition our director is confident to develop and enlarge our market share in China.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated.

Next 12 months (Planned Actions)	If 5,000,000 shares (25%) are sold:	If 10,000,000 shares (50%) are sold:	If 15,000,000 shares (75%) are sold:	If 20,000,000 shares (100%) are sold:

Expenditures
Operating Expenses - Salary and Social Insurance	-	$ 10,000	$ 20,000	$ 30,000
Operating Expenses - General and Administrative	-	$ 20,000	$ 35,000	$ 50,000
Compliance & Reporting Expenses	$ 10,000	$ 30,000	$ 30,000	$ 30,000
Offering Expenses	$ 40,000	$ 40,000	$ 40,000	$ 40,000

Business Advancements
Operating Expenses - Human Resources	$ -	$ -	$ 12,500	$ 25,000
Operating Expenses - Advertising	$ -	$ -	$ 12,500	$ 25,000
TOTALS	$ 50,000	$ 100,000	$ 150,000	$ 200,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $40,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.01 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering)	(100% of the shares are sold in the offering)
Offering Price Per Share	$0.0100	$0.01	$0.01	$0.01
Book Value Per Share Before the Offering	$(0.0007)	$(0.0007)	$(0.0007)	$(0.0007)
Book Value Per Share After the Offering	$(0.0001)	$0.0004	$0.0008	$0.0013
Net Increase to Original Shareholder	$0.0006	$0.0011	$0.0015	$0.0019
Decrease in Investment to New Shareholders	$0.0101	$0.0096	$0.0092	$0.0087
Dilution to New Shareholders (%)	101.28%	96.21%	91.63%	87.47%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(62,116)
Net proceeds from this offering	200,000
$137,884
Denominator:
Shares of common stock outstanding prior to this offering	90,000,000
Shares of common stock to be sold in this offering (100%)	20,000,000
110,000,000

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(62,116)
Net proceeds from this offering	150,000
$87,884
Denominator:
Shares of common stock outstanding prior to this offering	90,000,000
Shares of common stock to be sold in this offering (75%)	15,000,000
105,000,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(62,116)
Net proceeds from this offering	100,000
$37,884
Denominator:
Shares of common stock outstanding prior to this offering	90,000,000
Shares of common stock to be sold in this offering (50%)	10,000,000
100,000,000

 Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(62,116)
Net proceeds from this offering	50,000
$(12,116)
Denominator:
Shares of common stock outstanding prior to this offering	90,000,000
Shares of common stock to be sold in this offering (25%)	5,000,000
95,000,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 9,000,000 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 3, 2021 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Note: The Percent of common stock owned after offering (if all shares are sold) is calculated under the assumption 100% of the shares are sold herein pursuant to the offering by the selling shareholders and also that of the Company. Additionally, the selling shareholders are also deemed to be underwriters of this offering.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
WANG MIN [1]	50,000,000	5,000,000	45,000,000	40.91%
WANG GUANGLIANG	4,000,000	400,000	3,600,000	3.27%
JIN FENG	4,000,000	400,000	3,600,000	3.27%
WANG LILING	4,000,000	400,000	3,600,000	3.27%
YAO XUYI	4,000,000	400,000	3,600,000	3.27%
JIANG MINZHEN	4,000,000	400,000	3,600,000	3.27%
OU SHANKANG	4,000,000	400,000	3,600,000	3.27%
HUANG SONGPING	4,000,000	400,000	3,600,000	3.27%
CHEN BO	4,000,000	400,000	3,600,000	3.27%
FU LI PING	4,000,000	400,000	3,600,000	3.27%
ZHANG YAER	4,000,000	400,000	3,600,000	3.27%
Totals:	90,000,000	9,000,000	81,000,000	87.80%

Notes to the above table:

1 Ms. Wang Min is our President, Secretary, Treasurer, Chief Executive Officer, and Director.

PLAN OF DISTRIBUTION

The Company has 90,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 9,000,000 shares of our common stock held by existing shareholders at a fixed price of $0.01 per share for the duration of the offering. The Company is also registering an additional 20,000,000 shares of its common stock for sale at the fixed price of $0.01 per share for the duration of the offering.

Our Chief Executive Officer, Ms. Wang Min, will be selling shares of common stock on behalf of the Company simultaneously to selling shares of common stock in the Company from her own personal accounts. A conflict of interest may arise between Ms. Wang’s interest in selling shares for her own personal accounts, and in selling shares on the Company’s behalf. Please note that at this time Ms. Wang Min intends to sell the Company’s shares prior to selling her own shares, although she is under no obligation to do so. At the time of sale, Ms. Wang Min will indicate to investors whether they are purchasing shares from the company or from Ms. Wang Min directly for her own benefit.

Regarding the sale of Ms. Wang Min’s shares, such shares will be sold at a fixed price of $0.01 for the duration of the offering.

*The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholders will go directly to them, not the Company. The same idea applies if the Company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the Company. Ms. Wang will clarify for investors at the time of purchase whether the proceeds are going to the Company or directly to herself.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Chief Executive Officer will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our Chief Executive Officer is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our Chief Executive Officer, Ms. Wang, will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Wang has not, nor has she been within the past 12 months, a brokers or dealer, and she has not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our Chief Executive Officer will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our Chief Executive Officer will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 20,000,000 shares being offered on behalf of the Company itself. The proceeds from the 9,000,000 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $0.01 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB. Although we believe that in the future we will meet the eligibility requirements in order to be quoted on the OTCQB, we cannot quantify the likelihood that this will be the case.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. Additionally, there is the possibility a market maker may not apply to make a market in our common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company estimates the costs of this offering at about $40,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “YCQH Agricultural Technology Co. Ltd”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

The selling shareholders are deemed to be underwriters of this offering. Any selling shareholder named herein is responsible, prior to reselling any shares registered herein that they may own, the Company’s prospectus.

A final summary prospectus, or statutory prospectus, must and will be delivered, at no cost, by any selling shareholder named herein to any potential purchaser of shares no later than upon receiving payment from the purchasing party for such shares. The prospectus must and will be provided to any beneficial owner to whom a prospectus is delivered, and a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus or contained in the registration statement, but not delivered within the prospectus itself, must and will be included.

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 800,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 90,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time, we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time, we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Matthew McMurdo, Esq.

The financial statements included in this prospectus and the registration statement have been audited by Audit Alliance LLP, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company and all its subsidiaries share the same address and maintain physical office space at No. 1408, North District, Libao Building, Kehua North Road No. 62, Wuhou District, Chengdu, Sichuan Province, China 610042. SCQC entered into tenancy agreement with a third party landlord to rent the aforementioned physical office space on November 11, 2020 with an effective period of two years commencing on November 23, 2020 and extending to November 22, 2022 at CNY 9,200 per month, payable on quarterly basis.

Prior to the aforementioned tenancy agreement, the Company and all its subsidiaries shared the same address and maintained physical office space at Building B, Floor 20, Chengdu International Technology Energy Saving Mansion, No. 89 Cuihua Rd, Chengdu Hi-Tech Zone, Chengdu, Sichuan Province, China. Our office space at this location was provided to us rent free by our Chief Executive Officer, Ms. Wang Min.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

The Company, through its subsidiary SCQC Agricultural Co. Limited., herein referred as “SCQC,” has applied for the trademark below in relation to its wholesale and retail business. The trademark is “Black Gold” or “黑黄金” in Mandarin which is a direct translation of “black gold.” SCQC has submitted the application for the trademark in July of 2020 to the Trademark Office of National Intellectual Property Administration in PRC. The application, as of the date of this Registration Statement, is pending approval from the aforementioned Trademark Office.

Trademark filed by SCQC Agricultural Co. Limited.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Wang Min	37	Chief Executive Officer, President, Secretary, Treasurer, Director

Wang Min – Chief Executive Officer, President, Secretary, Treasurer, Director

Ms. Wang Min received a degree in music from SiChuan Conservatory of Music, China in June 2007.

Ms. Wang is our founder and serves as our Chief Executive Officer, President, Secretary, Treasurer and Director since October 2019. Ms. Wang is primarily responsible for directing the growth, business expansion, financial, and operation affairs of the Company. Ms. Wang has more than 10 years of experience in the senior management roles in various relevant industries.

From October 2007 to September 2013, Ms. Wang worked for China Mobile Limited  (HKG: 0941), a Chinese state-owned company that provides mobile voice and multimedia services through its nationwide mobile telecommunications network across mainland China and Hong Kong, as a Sales and Marketing Manager specializing in distribution channel management. From June 2014 to April 2017, Ms. Wang worked for Xinmandi Real Estate Co., Ltd, a property development and management company, as the assistant to Chairman. From November 2017 to December 2018, Ms. Yang worked for Chengdu Yichuang Xinrong Enterprise Management Co., Ltd, a corporate management advisory company, as the Deputy General Manager.

In January 2019, Ms. Wang founded, and to this date remains as a Chairperson with, Sichuan Yaocheng Qinghui Agrotech Co., Ltd, an agriculture technology company.

In October 2019, Ms. Wang founded YCQH Agricultural Technology Co. Ltd, and serves as our Chief Executive Officer, President, Secretary, Treasurer and Director.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive Officer have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members on our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended December 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Wang Min Title: Chief Executive Officer, President, Secretary, Treasurer, Director	2020	$3,435	-	-	-	-	-	$429	$3,864
	2019	-	-	-	-	-	-	-	-

Ms. Wang Min received salary and allowances on a monthly basis from June of 2020 onwards, for a value of approximately $644 per month.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with our Officer or Director.

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 3, 2021 the Company has 90,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Percentage values below are rounded to the nearest hundredths place.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Wang Min Title: President, Secretary, Treasurer, Chief Executive Officer, and Director Address: No. 1408, North District, Libao Building, Kehua North Road No. 62, Wuhou District, Chengdu, Sichuan Province, China 610042	50,000,000	55.56%	-	-	55.56%
5% or Greater Shareholders
None	-	-	-	-	-

Beneficial ownership in the table above has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 15, 2019, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Wang Min in consideration of $10. The $10 in proceeds went to the Company to be used as working capital. Ms. Wang serves as our Chief Executive Officer, President, Secretary, Treasurer and Director.

On November 28, 2019, the Company issued 49,900,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Wang Min in consideration of $4,990. The $4,990 in proceeds went to the Company to be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

For the year ended December 31, 2019, our director, Ms. Wang Min, has advanced $8,801 to the Company for working capital purpose. For the year ended December 31, 2020, Ms. Wang Min has further advanced $231,224 to the Company, of which breakdown as following:

Breakdown of increment in amount due to director for the year ended December 31, 2020

Paid in capital of YCWB by Ms. Wang Min on behalf of YCQH HK	$
Paid in capital of YCWB Agricultural Technology Co. Limited for acquisition of SCQC ( Please refer to Note 5 on Page F-12 for details )		165,605
Paid in capital of YCWB Agricultural Technology Co. Limited for paid in capital of SCQC after acquisition		45,809
Paid in capital of YCWB Agricultural Technology Co. Limited for working capital purpose		1,473
Total paid in capital of YCWB by Ms. Wang Min on behalf of YCQH HK		$212,887

Advances from Director for working capital purpose		$12,903

Expenses paid by Director on behalf		$5,434

Total increment in amount due to director		$231,224

As of June 15, 2020, cash consideration of CNY1,169,996 (approximate $165,605) was paid for the acquisition of SCQC by YCWB. Before that, our director, Ms. Wang Min, advanced CNY1,169,996 (approximate $165,605) for paid in capital of YCWB, and YCWB paid out to previous owner of SCQC as consideration.

After the acquisition of SCQC, Ms. Wang Min further advanced CNY330,004 (approximate $47,282) for paid in capital of YCWB, of which CNY10,004 (approximate $1,473) retained as working capital of YCWB, and CNY320,000 (approximate $45,809) were paid to SCQC as paid in capital of SCQC.

For the year ended December 31, 2020, our director, Ms. Wang Min, has further advanced, paid in capital and expenses on behalf of the Company for a total of $231,224.

As of December 31, 2020, the company has an outstanding payable to director of $240,025, which is unsecured and non-interest bearing with no fixed terms of repayment.

For the period ended March 31, 2021, our director, Ms. Wang Min, has further advanced expenses on behalf of the Company for a total of $15,645.

As of March 31, 2021, the Company has an outstanding payable to director of $255,670, which is unsecured and non-interest bearing with no fixed terms of repayment.

The Company and all its subsidiaries share the same address and maintain physical office space at No. 1408, North District, Libao Building, Kehua North Road No. 62, Wuhou District, Chengdu, Sichuan Province, China 610042. SCQC entered into tenancy agreement with a third party landlord to rent the aforementioned physical office space on November 11, 2020 with an effective period of two years commencing on November 23, 2020 and extending to November 22, 2022 at CNY 9,200 per month, payable on quarterly basis.

Prior to the aforementioned tenancy agreement, the Company and all its subsidiaries shared the same address and maintained physical office space at Building B, Floor 20, Chengdu International Technology Energy Saving Mansion, No. 89 Cuihua Rd, Chengdu Hi-Tech Zone, Chengdu, Sichuan Province, China. Our office space at this location was provided to us rent free by our Chief Executive Officer, Ms. Wang Min.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Director will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

Since we were billed fees for our prior fiscal year end December 31, 2019 in preparation of the filing of this Registration Statement, and after the fiscal year end of December 31, 2019, the below column for the Year Ended December 31, 2020 is in relation to the costs to audit our fiscal year ended December 31, 2019 and 2020.

	For the Year Ended December 31, 2020	For the Period Ended December 31, 2019
Audit fees	$31,000	$-
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$31,000	$-

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

Page
Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2020 AND 2019	F-3

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019	F-4

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019	F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019	F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-7 – F-15

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of YCQH Agricultural Technology Co. Ltd:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of YCQH Agricultural Technology Co. Ltd together with its subsidiaries (“the Company”) as of December 31, 2020 and December 31, 2019, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and December 31, 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company incurred loss of $89,732 for the year ended December 31, 2020 resulting in accumulated deficit of $93,429 and a working capital deficit of $50,560 that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The Company has significant transactions with a director, which are described in Note 9 to the financial statements. Transactions involving related party cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2020.

Singapore

March 31, 2021

- F2 -

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of December 31, 2020	As of December 31, 2019
	(Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$84,541	$10,091
Inventories	70,598	-
Prepayment, deposits and other receivables	71,883	13
Total current assets	227,022	10,104

Non-current Assets
Right-of-use assets, net	$30,699	$-
Total non-current assets	30,699	-

TOTAL ASSETS	$257,721	$10,104

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities	$21,696	$-
Amount due to a director	240,025	8,801
Lease liability – current portion	15,861	-
Total current liabilities	$277,582	$8,801

Non-current liabilities
Lease liability – non-current portion	$14,838	$-
Total non-current liabilities	14,838	-

TOTAL LIABILITIES	$292,420	$8,801

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; 0 issued and outstanding
Common stock, $ 0.0001 par value; 800,000,000 shares authorized; 90,000,000 and 50,000,000 shares of common stock issued and outstanding as of December 31, 2020 and 2019, respectively	$9,000	$5,000
Additional paid-in capital	36,000	-
Accumulated other comprehensive income	13,730	-
Accumulated deficit	(93,429)	(3,697)

TOTAL STOCKHOLDERS’ EQUITY	$(34,699)	$1,303

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$257,721	$10,104

See accompanying notes to consolidated financial statements.

- F3 -

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Year Ended December 31, 2020	Year Ended December 31, 2019
	(Audited)	(Audited)
REVENUE	$68,264	$-

COST OF REVENUE	(36,789)	-

GROSS PROFIT	$31,475	-

GENERAL AND ADMINISTRATIVE EXPENSES	(121,258)	(3,697)

LOSS FROM OPERATION BEFORE INCOME TAX	(89,783)	-

OTHER INCOME	51	-

LOSS BEFORE INCOME TAX	$(89,732)	(3,697)

INCOME TAX PROVISION	-	-

NET LOSS	$(89,732)	(3,697)

Other comprehensive income/(loss):
- Foreign currency translation adjustment	13,730	-

TOTAL COMPREHENSIVE LOSS	$(76,002)	(3,697)

NET LOSS PER SHARE, BASIC AND DILUTED	(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	90,000,000	21,851,282

See accompanying notes to consolidated financial statements.

- F4 -

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Common Stock
	NUMBER OF Shares	Amount	Additional Paid-in Capital	Accumulated DEFICIT	Accumulated comprehensive INCOME	Total STOCKHOLDERS’ EQUITY/(DEFICIT)
Balance, October 15, 2019 (inception)	100,000	$10	$-	$-	$-	$10
Issuance of share capital, founder’s shares	49,900,000	4,990	-	-	-	4,990
Net loss for the year	-	-	-	(3,697)	-	(3,697)
Balance as of December 31, 2019	50,000,000	$5,000	$-	$(3,697)	$-	$1,303
Private placement	40,000,000	4,000	36,000	-	-	40,000
Net loss for the year	-	-	-	(89,732)	-	(89,732)
Foreign currency translation	-	-	-	-	13,730	13,730
Balance as of December 31, 2020	90,000,000	$9,000	$36,000	$(93,429)	$13,730	$(34,699)

See accompanying notes to consolidated financial statements

- F5 -

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Year Ended December 31, 2020	Year Ended December 31, 2019
	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(89,732)	$(3,697)

Adjustments to reconcile net profit to net cash used in operating activities:
Goodwill written off	204	-
Amortization	1,457	-

Changes in operating assets and liabilities:
Inventories	(66,887)	-
Prepayment, deposits and other receivables	101,228	(13)
Other payables and accrued liabilities	21,693	-
Receipt in advance	(762)	-
Change in lease liability	(1,457)	-

Net cash used in operating activities	$(34,256)	$(3,710)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash from acquisition of subsidiary	$999	$-
Cash consideration paid for acquisition of SCQC	(165,605)	-

Net cash used in investing activities	$(164,606)	$-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceed from share issuance	$40,000	$5,000
Amount due to director	231,223	8,801

Net cash provided by financing activities	$271,223	$13,801

Effect of exchange rate changes on cash and cash equivalents	$2,089	$-

Net increase in cash and cash equivalents	$74,450	$10,091
Cash and cash equivalents, beginning of year	10,091	-

CASH AND CASH EQUIVALENTS, END OF YEAR	$84,541	$10,091

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$-	$-
Cash paid for interest paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Right-of-use assets obtained in exchange for operating lease obligations	$30,699	$-

See accompanying notes to consolidated financial statements.

- F6 -

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

1. ORGANIZATION AND BUSINESS BACKGROUND

YCQH Agricultural Technology Co. Ltd., was incorporated on October 15, 2019 under the laws of the State of Nevada of which Ms. Wang Min was appointed the President, Secretary, Treasurer and sole director of our board.

The Company primarily operates in bio-carbon-based fertilizer (“BCBF”) trading business, including wholesaling and retailing to customer mainly based in People Republic of China, sourcing directly from producers in China. The Company do not maintain and operate any production and manufacturing of BCBF facility or machine and equipment.

Company name	Place/date of incorporation	Principal activities
YCQH Holding Limited ("YCQH Seychelles")	Seychelles / October 11, 2019	Investment holding

YCQH Agricultural Technology Co. Limited (“YCQH HK”)	Hong Kong / October 10, 2019	Investment holding

YCWB Agricultural Technology Co. Limited (“YCWB”)	SiChuan Province, China / December 10, 2019	Operates in bio-carbon-based fertilizer trading business

SCQC Agriculture Co. Limited (“SCQC”)	SiChuan Province, China / November 1, 2019 (acquired on June 15, 2020)	Operates in bio-carbon-based fertilizer trading business

On December 16, 2019, the Company acquire YCQH Holding Limited, a company incorporated in Republic of Seychelles. In the same day YCQH Seychelles acquire YCQH Agricultural Technology Co. Limited, a company incorporated in Hong Kong.

On December 10, 2019, the YCQH HK incorporate YCWB Agricultural Technology Co. Limited, a wholly foreign owned enterprise, in SiChuan Province, China, with Ms. Wang Min as the legal representative.

On June 15, 2020, the Company through subsidiary YCWB Agricultural Technology Co. Limited acquired SCQC Agriculture Co. Limited, a company incorporated in SiChuan Province, China for a consideration of CNY1,169,996 (approximate $165,605) with carrying value on book of CNY1,168,554 (approximate $165,401) from third party. The premium was accounted as expense for the year ended December 31, 2020.

The Company’s executive office is located at No. 1408, North District, Libao Building, Kehua North Road No. 62, Wuhou District, Chengdu, Sichuan Province, China 610042.

- F7 -

2. BASIS OF PRESENTATION

The accompanying consolidated financial statements of the Company are prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”). All material inter-company accounts and transactions have been eliminated in consolidation. The Company has adopted December 31 as its fiscal year end.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Chinese Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment, and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as identified. No allowance for doubtful accounts was made for the year ended December 31, 2020.

Lease

The Company adopted the ASU No. 2016-02, on October 15, 2019 (date of inception). The Company leases office space for fixed periods pre-emptive extension options. The Company recognizes lease payments for its short-term lease on a straight-line basis over the lease term.

As of December 31, 2020, the Company have one operating lease of which lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

In determining the present value of the unpaid lease payments, ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As most of the Company leases do not provide an implicit rate, the Company uses its incremental borrowing rate as the discount rate for the lease. The Company incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments.

- F8 -

Revenue Recognition

Revenue is generated through sale of goods, primarily Bio-Carbon-Based-Fertilizer (“BCBF”). Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the sale of product upon shipment or delivery of the products to the customer.

Shipping, Storage and Handling costs

Costs for shipping, storage and handling activities, including those activities that occur subsequent to transfer of control to the customer, are recorded as general and administrative expense and are expensed as incurred. The Company accrues costs for shipping, storage and handling activities that occur after control of the promised good has transferred to the customer.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

Inventories

Inventories consist of finished goods and are stated at the lower of cost or net realizable value using the first-in first-out method. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale. The Company reviews its inventories regularly for possible obsolete goods and establishes reserves when determined necessary.

- F9 -

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

Foreign Currency Translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Seychelles, Hong Kong and PRC which functional currencies are United States Dollars (“US$”), Hong Kong Dollars (“HK$”) and Chinese Renminbi (“CNY¥”) respectively.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	For the year ended December 31, 2020	For the year ended December 31, 2019
Period-end HK$ : US$1 exchange rate	7.75	7.75
Period-end CNY¥ : US$1 exchange rate	6.53	6.96
Period-average HK$ : US$1 exchange rate	7.75	7.75
Period-average CNY¥ : US$1 exchange rate	6.89	6.90

- F10 -

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s consolidated financial statements.

Economic and political risks

Substantially all the Company’s services are conducted in the People’s Republic of China (“PRC”), of which operations in the PRC are subject to special considerations and significant risks not typically associated with companies in rest of the world. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

COVID-19 Uncertainty

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. The COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities during the past few months. The negative impacts of the COVID-19 outbreak on our business may include, but not strictly be limited to:

-       The uncertain economic conditions may refrain clients from engaging our services.

-	The operations of businesses in most industries have been, and could continue to be, negatively impacted by the epidemic, which may in turn adversely impact their business performance.

We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities. Additionally, it is possible that we may face similar difficulties from future events, such as this, should there be at any point another global pandemic. As of the current date, we do not believe that we have been directly impacted by Covid-19. However, economies throughout the world have been impacted significantly in a vast number of ways, and we cannot state with any level of certainty to what extent we may have been indirectly impacted by market conditions as a result of the pandemic and/or if the pandemic has forestalled, in any capacity, our growth to date.

4. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company suffered a loss of $89,732 for the year ended December 31, 2020 resulting in accumulated deficit of $93,429 and a working capital deficit of $50,560.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

- F11 -

5. ACQUISITION OF SCQC AGRICULTURE CO. LIMITED

On June 15, 2020, the Company through subsidiary YCWB Agricultural Technology Co. Limited acquired SCQC Agriculture Co. Limited, a company incorporated in SiChuan Province, China for a consideration of CNY1,169,996 (approximate $165,605) with carrying value on book of CNY1,168,554 (approximate $165,401) from third party. The premium was accounted as expense for the year ended December 31, 2020.

Fair value of consideration (Cash paid) as of June 15, 2020	$165,605	¥1,169,996

Net book value of SCQC Agriculture Co. Limited Assets & Liabilities as of June 15, 2020:
Cash and cash equivalents	$999	¥7,058
Prepayments	165,145	1,166,746
Receipts in advance	(743)	(5,250)
Total net book value	$165,401	¥1,168,554

Premium recognized as goodwill	$204	¥1,442
Goodwill impairment for the year ended December 31, 2020	(204)	(1,442)
Goodwill as of December 31, 2020	$-	¥-

6. INVENTORIES

As of December 31, 2020 and 2019, the Company inventories consist of following:

	As of December 31, 2020	As of December 31, 2019
Finished goods	$70,598	$-

Total inventories	$70,598	$-

No inventories allowance has been provided for the year ended December 31, 2020.

7. PREPAYMENT, DEPOSITS AND OTHER RECEIVABLES

As of December 31, 2020 and 2019, the Company prepayment, deposits and other receivables consist of following:

	As of December 31, 2020	As of December 31, 2019
Deposits for Hong Kong Company Secretary	$13	$13
Prepayment for the purchase of Bio-Carbon-Based-Fertilizer	68,827	-
Employee advances	600	-
Rental prepayment	2,443	-
Total prepayment, deposits and other receivables	$71,883	$13

8. OTHER PAYABLES AND ACCRUED LIABILITIES

As of December 31, 2020 and 2019, the Company other payables and accrued liabilities consist of following:

	As of December 31, 2020	As of December 31, 2019
Other payables	$51	$-
Accrued audit fee	21,645	-
Total other payables and accrued liabilities	$21,696	$-

9. AMOUNT DUE TO A DIRECTOR

	As of December 31, 2020	As of December 31, 2019
Amount due to a director	$240,025	$8,801

For the year ended December 31, 2019, our director, Ms. Wang Min, has advanced $8,801 to the Company for working capital purpose. For the year ended December 31, 2020, Ms. Wang Min has further advanced $231,224 to the Company, of which breakdown as following:

Breakdown of increment in amount due to director for the year ended December 31, 2020

Paid in capital of YCWB by Ms. Wang Min on behalf of YCQH HK	$
Paid in capital of YCWB Agricultural Technology Co. Limited for acquisition of SCQC (Note 5)		165,605
Paid in capital of YCWB Agricultural Technology Co. Limited for paid in capital of SCQC after acquisition		45,809
Paid in capital of YCWB Agricultural Technology Co. Limited for working capital purpose		1,473
Total paid in capital of YCWB by Ms. Wang Min on behalf of YCQH HK		$212,887

Advances from Director for working capital purpose		$12,903

Expenses paid by Director on behalf		$5,434

Total increment in amount due to director		$231,224

As of June 15, 2020, cash consideration of CNY1,169,996 (approximate $165,605) was paid for the acquisition of SCQC by YCWB. Before that, our director, Ms. Wang Min, advanced CNY1,169,996 (approximate $165,605) for paid in capital of YCWB, and YCWB paid out to previous owner of SCQC as consideration.

After the acquisition of SCQC, Ms. Wang Min further advanced CNY330,004 (approximate $47,282) for paid in capital of YCWB, of which CNY10,004 (approximate $1,473) retained as working capital of YCWB, and CNY320,000 (approximate $45,809) were paid to SCQC as paid in capital of SCQC.

For the year ended December 31, 2020, our director, Ms. Wang Min, has further advanced, paid in capital and expenses on behalf of the Company for a total of $231,224.

As of December 31, 2020, the company has an outstanding payable to director of $240,025, which is unsecured and non-interest bearing with no fixed terms of repayment.

- F12 -

10. SHAREHOLDERS’ EQUITY

On October 15, 2019, upon the incorporation of the Company, Ms. Wang Min, subscribed 100,000 shares of common stock at par value of $0.0001 per share for a total subscription value of $10.

On November 28, 2019, Ms. Wang Min, has further subscribed 49,900,000 shares of common stock at par value of $0.0001 per share for a total subscription value of $4,990.

On January 1, 2020, the Company issued 40,000,000 shares of common stock at $0.001 to (10) ten investors for a total subscription value of $40,000. Shares of common stock are distributed equally among (10) investors.

As of December 31, 2020, the Company has 90,000,000 shares of common stock issued and outstanding.

The Company has 800,000,000 shares of commons stock and 200,000,000 shares of preference stock authorized, no share of preference stock issued and outstanding.

11. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

On November 11, 2020, the management of the Company through indirect wholly owned subsidiary SCQC Agriculture Co. Limited enter into a tenancy agreement to rent an office with an area of approximate 133 square meter for monthly rental of CNY9,200 (approximate $1,335) for a period of two years.

As of December 31, 2020, the right-of use asset and lease liabilities are as follows:

December 31, 2020
Initial recognition of right-of-use assets, net	$32,237
Less: amortization	(1,538)
Right-of-use assets, net	$30,699

Initial recognition of lease liability	32,237
Add: imputed interest	247
Less: principal repayment	(1,785)
Total lease liability	$30,699

Lease liability current portion	15,861
Lease liability non-current portion	14,838

Maturities of the loan for each of the five years and thereafter are as follows:
2021	15,861
2022	14,838
30,699

Other information:

Year ended December 31
2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow to operating lease	$1,691
Right-of-use assets obtained in exchange for operating lease liabilities	30,699
Remaining lease term for operating lease (years)	1.92
Weighted average discount rate for operating lease	4.75%

- F13 -

12. CONCENTRATION OF RISK

Customer Concentration

For the year ended December 31, 2020, the Company generated total revenue of $68,264, of which five customers accounted for 72% of the Company’s revenue. While for the year ended December 31, 2019, the Company did not generate any revenue.

	For year ended December 31
	2020	2019	2020	2019	2020	2019
	Revenues		Percentage of revenues		Accounts receivable, trade

Customer A	$12,932	$-	19%	-%	$-	$-
Customer B	11,317	-	17%	-	-	-
Customer C	10,288	-	15%	-	-	-
Customer D	7,759	-	11%	-	-	-
Customer E	7,141	-	10%	-	-	-
Total	$49,437	$-	72%	-%	$-	$-

Vendor Concentration

For the year ended December 31, 2020, the Company incurred cost of revenue of $36,789 solely accounted by single vendor, while for the year ended December 31, 2019, the Company did not incur any cost of revenue.

	For year ended December 31
	2020	2019	2020	2019	2020	2019
	Cost of revenue		Percentage of Cost of revenue		Accounts payable, trade

Vendor A	$36,789	$-	100%	-%	$-	$-

Total	$36,789	$-	100%	-%	$-	$-

- F14 -

13. INCOME TAXES

The Company being a United States entity is subjected to the United States federal income tax at 21%. No provision for income taxes in the United States has been made as the Company had no United States taxable income for the year ended December 31, 2020.

YCQH Holding Limited was incorporated in the Republic of Seychelles and, under the laws of Seychelles, is not subject to income taxes.

YCQH Agricultural Technology Co. Limited was incorporated in Hong Kong and is subject to Hong Kong income tax at a tax rate of 16.5%. (the first HK$ 2 million (equivalent US$ 258,000) of profits earned by the company will be taxed at half the current tax rate (i.e., 8.25%) whilst the remaining profits will continue to be taxed at the existing 16.5% tax rate.)

YCWB Agricultural Technology Co. Limited were incorporated in the PRC and with the company income tax rate of 25%. On top of company tax, PRC domestic sales are subjected to Value Added Tax typically at 3% for being a Small Scale Taxpayer with PRC revenue less than CNY 5,000,000, which is levied on the invoiced value of sales and is payable by the purchaser for agricultural related product. YCWB enjoyed preferential VAT rate of 1%. The Company is required to remit the VAT it collects to the tax authority. A credit is available whereby VAT paid on purchases can be used to offset the VAT due on sales.

Effective and Statutory Rate Reconciliation

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates.

The following table summarizes a reconciliation of the Company’s income taxes expenses:

	For the year ended December 31
	2020	2019
Computed expected benefits	25%	25%
Effect of foreign tax rate difference	(2)%	(14)%
Tax losses not recognized	(23)%	(11)%
	-%	-%

	For the year ended December 31
	2020	2019
PRC statutory tax rate	25%	25%
Computed expected benefits	(22,433)	(924)
Effect of foreign tax rate difference	1,868	528
Tax losses not recognized	20,565	397
Income tax expense	-	-

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2020:

	As of December 31, 2020	As of December 31, 2019
Deferred tax assets:

Net operating loss carryforwards
- United States of America	$6,559	$323
- Hong Kong	266	74
- People Republic China	14,137	-
Less: valuation allowance	(20,962)	(397)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $20,962 as of December 31, 2020.

14. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2020 up through the date the Company issued the financial statements.

- F15 -

Page
Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-17

BALANCE SHEETS AS OF JUNE 15, 2020 AND DECEMBER 31, 2019	F-18

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE PERIOD ENDED JUNE 15, 2020 AND YEAR ENDED DECEMBER 31, 2019	F-19

STATEMENT OF SHAREHOLDERS’ EQUITY FOR THE PERIOD ENDED JUNE 15, 2020 AND YEAR ENDED DECEMBER 31, 2019	F-20

STATEMENTS OF CASH FLOWS FOR THE PERIOD ENDED JUNE 15, 2020 AND YEAR ENDED DECEMBER 31, 2019	F-21

NOTES TO FINANCIAL STATEMENTS	F-22 – F-25

- F16 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SCQC Agricultural Co. Limited:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of SCQC Agricultural Co. Limited (“the Company”) as of June 15, 2020 and December 31, 2019, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the periods from inception (November 1, 2019) to December 31, 2019 and January 1, 2020 to June 15, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of June 15, 2020 and December 31, 2019, and the results of its operations and its cash flows for the periods from inception (November 1, 2019) to December 31, 2019 and from January 1, 2020 to June 15, 2020, in conformity with accounting principles generally accepted in the United States.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company suffered a loss of $205 and net cash used in operating activities of $164,607 for the period ended June 15, 2020 without generating any revenue since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Audit Alliance LLP

We have served as the Company’s auditor since 2020.

Singapore

March 31, 2021

- F17 -

SCQC AGRICULTURAL CO. LIMITED

BALANCE SHEETS

AS OF JUNE 15, 2020 AND DECEMBER 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of June 15, 2020	As of December 31, 2019
	(Audited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$999	$-
Prepayment, deposits and other receivables	165,145	-
Total current assets	166,144	-

TOTAL ASSETS	$166,144	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Receipt in advance	$743	$-
Total current liabilities	$743	$-

TOTAL LIABILITIES	$743	$-

STOCKHOLDERS’ EQUITY
Paid in capital as of June 15, 2020 and December 31, 2019, respectively	$165,605	$-
Accumulated other comprehensive income	1	-
Accumulated deficit	(205)	-

TOTAL STOCKHOLDERS’ EQUITY	$165,401	$-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$166,144	$-

See accompanying notes to financial statements.

- F18 -

SCQC AGRICULTURAL CO. LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIOD ENDED JUNE 15, 2020 AND YEAR ENDED DECEMBER 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Period Ended June 15, 2020	Year Ended December 31, 2019
	(Audited)	(Audited)
REVENUE	$-	$-

COST OF REVENUE	-	-

GROSS PROFIT	$-	$-

GENERAL AND ADMINISTRATIVE EXPENSES	$(205)	$-

LOSS FROM OPERATION BEFORE INCOME TAX	(205)	-

OTHER INCOME	-	-

LOSS BEFORE INCOME TAX	$(205)	$-

INCOME TAX PROVISION	-	-

NET LOSS	$(205)	$-

Other comprehensive income/(loss):
- Foreign currency translation adjustment	1	-

TOTAL COMPREHENSIVE LOSS	$(204)	$-

NET LOSS PER SHARE, BASIC AND DILUTED	(0.00)	N/A

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	521,118	N/A

See accompanying notes to financial statements.

- F19 -

SCQC AGRICULTURAL CO. LIMITED

STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE PERIOD ENDED JUNE 15, 2020 AND YEAR ENDED DECEMBER 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	PAID IN CAPITAL	ACCUMULATED DEFICIT	ACCUMULATED OTHER COMPREHENSIVE INCOME	TOTAL SHAREHOLDERS’ EQUITY
Balance, November 1, 2019 (inception)	$-	$-	$-	$-

Balance as of December 31, 2019	$-	$-	$-	$-
Paid in capital	165,605	-	-	165,605
Net loss for the period	-	(205)	-	(205)
Foreign currency translation	-	-	1	1
Balance as of June 15, 2020	$165,605	$(205)	$1	$165,401

See accompanying notes to financial statements.

- F20 -

SCQC AGRICULTURAL CO. LIMITED

STATEMENTS OF CASH FLOWS

FOR THE PERIOD ENDED JUNE 15, 2020 AND YEAR ENDED DECEMBER 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Period Ended June 15, 2020	Year Ended December 31, 2019
	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(205)	$-

Changes in operating assets and liabilities:
Prepayment, deposits and other receivables	(165,145)	-
Receipt in advance	743	-

Net cash used in operating activities	$(164,607)	$-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceed from paid in capital	$165,605	$-

Net cash provided by financing activities	$165,605	$-

Effect of exchange rate changes on cash and cash equivalents	$1	$-

Net increase in cash and cash equivalents	$999	$-
Cash and cash equivalents, beginning of year	-	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$999	$-

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$-	$-
Cash paid for interest paid	$-	$-

See accompanying notes to financial statements.

- F21 -

 SCQC AGRICULTURAL CO. LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 15, 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

1. ORGANIZATION AND BUSINESS BACKGROUND

SCQC Agricultural Co. Limited. (herein referred as “SCQC”), was incorporated on November 1, 2019 in Sichuan Province, China by Mr. Luo Xu.

SCQC primarily operates in bio-carbon-based fertilizer (“BCBF”) trading business, including wholesaling and retailing to customer mainly based in People Republic of China, sourcing directly from producers in China. SCQC do not maintain and operate any production and manufacturing of BCBF facility or machine and equipment.

On June 15, 2020, YCWB Agricultural Technology Co. Limited (herein referred as “YCWB”), a wholly owned foreign enterprise incorporated in in Sichuan Province, China of which indirectly owned and controlled by YCQH Agricultural Technology Co. Ltd, a Nevada corporation, acquired SCQC for a consideration of CNY1,169,996.

SCQC executive office was located at Building B, Floor 20, Chengdu International Technology Energy Saving Mansion, No. 89 Cuihua Rd, Chengdu Hi-Tech Zone, Chengdu, Sichuan, China.

2. BASIS OF PRESENTATION

The accompanying financial statements of SCQC are prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”). SCQC has adopted December 31 as its fiscal year end.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, SCQC is permitted to exchange Chinese Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

Earnings Per Share

ASC 260 “Earnings Per Share” requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

SCQC is not a company incorporated under shareholding system, but under non-shareholding system, i.e. there are no shares issued and outstanding but based on the amount of paid-up capital to determine the corresponding ownership.

Related parties

Parties, which can be a corporation or individual, are considered to be related if SCQC has the ability, directly or indirectly, to control or to be controlled directly or indirectly by the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

- F22 -

Income Taxes

SCQC accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. SCQC records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

SCQC was incorporated in the PRC, with income tax rate of 25%. On top of company tax, PRC domestic sales are subjected to Value Added Tax typically at 3% for being a Small Scale Taxpayer with PRC revenue less than CNY 5,000,000, which is levied on the invoiced value of sales and is payable by the purchaser for agricultural related product. SCQC enjoyed preferential VAT rate of 1%. SCQC is required to remit the VAT it collects to the tax authority. A credit is available whereby VAT paid on purchases can be used to offset the VAT due on sales.

Foreign Currency Translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the SCQC is United States Dollars (“US$”) while maintains its books and record in Chinese Renminbi (“CNY¥”).

In general, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from the local currencies of SCQC into US$ has been made at the following exchange rates for the respective periods:

	For the period ended June 15, 2020	For the year ended December 31, 2019
Period-end CNY¥ : US$1 exchange rate	7.05	6.96
Period-average CNY¥ : US$1 exchange rate	7.07	6.90

- F23 -

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

SCQC reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on SCQC’s financial statements.

4. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that SCQC will continue as a going concern. SCQC suffered a loss of $205 and net cash used in operating activities of $164,607 for the period ended June 15, 2020 without generating any revenue since inception.

SCQC’s cash position may not be significant enough to support SCQC’s daily operations. SCQC ability to continue as a going concern is dependent upon its ability to improve profitability and the financial support from its shareholder.

The above factors raise substantial doubt about SCQC’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in SCQC not being able to continue as a going concern.

- F24-

5. PREPAYMENT, DEPOSITS AND OTHER RECEIVABLES

As of June 15, 2020 and December 31, 2019, SCQC prepayment, deposits and other receivables consist of following:

	As of June 15, 2020	As of December 31, 2019
Prepayment for the purchase of Bio-Carbon-Based-Fertilizer	164,720	-
Employee advances	425	-
Total prepayment, deposits and other receivables	$165,145	$-

6. RECEIPT IN ADVANCE

As of June 15, 2020 and December 31, 2019, SCQC receipt in advance consist of following:

	As of June 15, 2020	As of December 31, 2019
Receipt in advance from customer	$743	$-

7. SHAREHOLDERS’ EQUITY

SCQC was incorporated on November 1, 2019 in Sichuan Province, China by Mr. Luo Xu.

For the period ended and as of June 15, 2020, Mr. Luo Xu has paid up $165,605 in capital.

8. INCOME TAXES

SCQC was incorporated in the PRC and with income tax rate of 25%. On top of company tax, PRC domestic sales are subjected to Value Added Tax typically at 3% for being a Small Scale Taxpayer with PRC revenue less than CNY 5,000,000, which is levied on the invoiced value of sales and is payable by the purchaser for agricultural related product. SCQC enjoyed preferential VAT rate of 1%. SCQC is required to remit the VAT it collects to the tax authority. A credit is available whereby VAT paid on purchases can be used to offset the VAT due on sales.

The following table sets forth the significant components of the aggregate deferred tax assets of SCQC as of June 15, 2020 and December 31, 2019:

	As of June 15, 2020	As of December 31, 2019
Deferred tax assets:

Net operating loss carryforwards	$51	$-
Less: valuation allowance	(51)	-
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, SCQC provided for a full valuation allowance against its deferred tax assets of $51 as of June 15, 2020.

8. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, SCQC has evaluated all events or transactions that occurred after June 15, 2020 up through the date SCQC issued the financial statements.

- F25 -

Page
Unaudited Financial Statements

CONDENSED CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2021 (UNAUDITED) AND DECEMBER 31, 2020 (AUDITED)	F-27

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE THREE MONTHS ENDED MARCH 31, 2021 (UNAUDITED)	F-28

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY FOR THE THREE MONTHS ENDED MARCH 31, 2021 (UNAUDITED)	F-29

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2021 (UNAUDITED)	F-30

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)	F-31 – F-39

-F26-

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONDENSED CONSOLIDATE BALANCE SHEETS

AS OF MARCH 31, 2021 (UNAUDITED) AND DECEMBER 31, 2020

(AUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of March 31, 2021	As of December 31, 2020

ASSETS
Current assets
Cash and cash equivalents	$79,731	$84,541
Inventories	60,189	70,598
Prepayment, deposits and other receivables	71,729	71,883
Total current assets	211,649	227,022

Non-current Assets
Right-of-use assets, net	$26,705	$30,699
Total non-current assets	26,705	30,699

TOTAL ASSETS	$238,354	$257,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities	$18,095	$21,696
Amount due to a director	255,670	240,025
Lease liability – current portion	15,991	15,861
Total current liabilities	$289,756	$277,582

Non-current liabilities
Lease liability – non-current portion	$10,714	$14,838
Total non-current liabilities	10,714	14,838

TOTAL LIABILITIES	$300,470	$292,420

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; 0 issued and outstanding
Common stock, $ 0.0001 par value; 800,000,000 shares authorized; 90,000,000 shares of common stock issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	$9,000	$9,000
Additional paid-in capital	36,000	36,000
Accumulated other comprehensive income	13,257	13,730
Accumulated deficit	(120,373)	(93,429)

TOTAL STOCKHOLDERS’ EQUITY	$(62,116)	$(34,699)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$238,354	$257,721

See accompanying notes to consolidated financial statements.

- F27 -

 YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(UNAUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three months ended March 31, 2021	Three months ended March 31, 2020

REVENUE	$19,236	$-

COST OF REVENUE	(10,254)	-

GROSS PROFIT	$8,982	-

GENERAL AND ADMINISTRATIVE EXPENSES	(35,944)	-

LOSS FROM OPERATION BEFORE INCOME TAX	(26,962)	-

OTHER INCOME	18	-

LOSS BEFORE INCOME TAX	$(26,944)	-

INCOME TAX EXPENSES	-	-

NET LOSS	$(26,944)	-

Other comprehensive income/(loss):
- Foreign currency translation adjustment	(473)	-

TOTAL COMPREHENSIVE LOSS	$(27,417)	-

NET LOSS PER SHARE, BASIC AND DILUTED	(0.00)	-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	90,000,000	50,000,000

See accompanying notes to consolidated financial statements.

- F28 -

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(UNAUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Common Stock
	NUMBER OF Shares	Amount	Additional Paid-in Capital	Accumulated DEFICIT	Accumulated comprehensive INCOME	Total STOCKHOLDERS’ EQUITY/(DEFICIT)
Balance as of December 31, 2019	50,000,000	$5,000	$-	$(3,697)	$-	$1,303
Net loss for the period	-	-	-	-	-	-
Balance as of March 31, 2020	50,000,000	$5,000	$-	$(3,697)	$-	$1,303

Balance as of December 31, 2020	90,000,000	$9,000	$36,000	$(93,429)	$13,730	$(34,699)
Net loss for the period	-	-	-	(26,944)	-	(26,944)
Foreign currency translation	-	-	-	-	(473)	(473)
Balance as of March 31, 2021	90,000,000	$9,000	$36,000	$(120,373)	$13,257	$(62,116)

See accompanying notes to consolidated financial statements

- F29 -

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(UNAUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,944)	$-

Adjustments to reconcile net profit to net cash used in operating activities:
Amortization	3,921	-

Changes in operating assets and liabilities:
Inventories	10,254	-
Prepayment, deposits and other receivables	(111)	-
Other payables and accrued liabilities	(3,600)	-
Change in lease liability	(3,921)	-

Net cash used in operating activities	$(20,401)	$-

CASH FLOWS FROM FINANCING ACTIVITIES:
Amount due to director	15,645	-

Net cash provided by financing activities	$15,645	$-

Effect of exchange rate changes on cash and cash equivalents	$(54)	$-

Net decrease in cash and cash equivalents	$(4,810)	$-
Cash and cash equivalents, beginning of year	84,541	10,091

CASH AND CASH EQUIVALENTS, END OF YEAR	$79,731	$10,091

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$-	$-
Cash paid for interest paid	$-	$-

See accompanying notes to consolidated financial statements.

- F30 -

YCQH AGRICULTURAL TECHNOLOGY CO. LTD

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(UNAUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

1. ORGANIZATION AND BUSINESS BACKGROUND

YCQH Agricultural Technology Co. Ltd., was incorporated on October 15, 2019 under the laws of the State of Nevada of which Ms. Wang Min was appointed the President, Secretary, Treasurer and sole director of our board.

The Company primarily operates in bio-carbon-based fertilizer (“BCBF”) trading business, including wholesaling and retailing to customer mainly based in People Republic of China, sourcing directly from producers in China. The Company do not maintain and operate any production and manufacturing of BCBF facility or machine and equipment.

Company name	Place/date of incorporation	Principal activities
YCQH Holding Limited ("YCQH Seychelles")	Seychelles / October 11, 2019	Investment holding

YCQH Agricultural Technology Co. Limited (“YCQH HK”)	Hong Kong / October 10, 2019	Investment holding

YCWB Agricultural Technology Co. Limited (“YCWB”)	SiChuan Province, China / December 10, 2019	Operates in bio-carbon-based fertilizer trading business

SCQC Agriculture Co. Limited (“SCQC”)	SiChuan Province, China / November 1, 2019 (acquired on June 15, 2020)	Operates in bio-carbon-based fertilizer trading business

On December 16, 2019, the Company acquire YCQH Holding Limited, a company incorporated in Republic of Seychelles. In the same day YCQH Seychelles acquire YCQH Agricultural Technology Co. Limited, a company incorporated in Hong Kong.

On December 10, 2019, the YCQH HK incorporate YCWB Agricultural Technology Co. Limited, a wholly foreign owned enterprise, in SiChuan Province, China, with Ms. Wang Min as the legal representative.

On June 15, 2020, the Company through subsidiary YCWB Agricultural Technology Co. Limited acquired SCQC Agriculture Co. Limited, a company incorporated in SiChuan Province, China for a consideration of CNY1,169,996 (approximate $165,605) with carrying value on book of CNY1,168,554 (approximate $165,401) from third party. The premium was accounted as expense for the year ended December 31, 2020.

The Company’s executive office is located at No. 1408, North District, Libao Building, Kehua North Road No. 62, Wuhou District, Chengdu, Sichuan Province, China 610042.

In January 2020, an outbreak of a novel coronavirus (COVID-19) surfaced in Wuhan City, Hubei province of the PRC, and spread all over the country during the first fiscal quarter of 2020. The outbreak caused the Chinese government to require businesses to close, people to quarantine, and also to restrict certain travel within the country until April 2020. Hence the Company did not commence any operation in the first quarter of 2020.

- F31 -

2. BASIS OF PRESENTATION

The accompanying consolidated financial statements of the Company are prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”). All material inter-company accounts and transactions have been eliminated in consolidation. The Company has adopted December 31 as its fiscal year end.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments. Under the PRC Foreign Exchange Control Regulations and Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, the Company is permitted to exchange Chinese Renminbi for foreign currencies through banks that are authorized to conduct foreign exchange business.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment, and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts Receivable are recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as identified. No allowance for doubtful accounts was made for the three months ended March 31, 2021.

Lease

The Company adopted the ASU No. 2016-02, on October 15, 2019 (date of inception). The Company leases office space for fixed periods pre-emptive extension options. The Company recognizes lease payments for its short-term lease on a straight-line basis over the lease term.

As of March 31, 2021, the Company have one operating lease of which lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

In determining the present value of the unpaid lease payments, ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As most of the Company leases do not provide an implicit rate, the Company uses its incremental borrowing rate as the discount rate for the lease. The Company incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments.

- F32 -

Revenue Recognition

Revenue is generated through sale of goods, primarily Bio-Carbon-Based-Fertilizer (“BCBF”). Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the sale of product upon shipment or delivery of the products to the customer.

Shipping, Storage and Handling costs

Costs for shipping, storage and handling activities, including those activities that occur subsequent to transfer of control to the customer, are recorded as general and administrative expense and are expensed as incurred. The Company accrues costs for shipping, storage and handling activities that occur after control of the promised good has transferred to the customer.

Earnings Per Share

The Company reports earnings per share in accordance with ASC 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

Inventories

Inventories consist of finished goods and are stated at the lower of cost or net realizable value using the first-in first-out method. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to make the sale. The Company reviews its inventories regularly for possible obsolete goods and establishes reserves when determined necessary.

- F33 -

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

New U.S. federal tax legislation, commonly referred to as the Tax Cuts and Jobs Act (the “U.S. Tax Reform”), was signed into law on December 22, 2017. The U.S. Tax Reform modified the U.S. Internal Revenue Code by, among other things, reducing the statutory U.S. federal corporate income tax rate from 35% to 21% for taxable years beginning after December 31, 2017; limiting and/or eliminating many business deductions; migrating the U.S. to a territorial tax system with a one-time transaction tax on a mandatory deemed repatriation of previously deferred foreign earnings of certain foreign subsidiaries; subject to certain limitations, generally eliminating U.S. corporate income tax on dividends from foreign subsidiaries; and providing for new taxes on certain foreign earnings. Taxpayers may elect to pay the one-time transition tax over eight years, or in a single lump-sum payment.

Foreign Currency Translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Seychelles, Hong Kong and PRC which functional currencies are United States Dollars (“US$”), Hong Kong Dollars (“HK$”) and Chinese Renminbi (“CNY¥”) respectively.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	For the three months ended March 31, 2021	For the three months ended March 31, 2020
Period-end HK$ : US$1 exchange rate	7.75	7.75
Period-end CNY¥ : US$1 exchange rate	6.55	7.08
Period-average HK$ : US$1 exchange rate	7.75	7.75
Period-average CNY¥ : US$1 exchange rate	6.49	7.00

- F34 -

Fair Value Measurement

Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently issued and adopted accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning January 1, 2023, and early adoption is permitted.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s consolidated financial statements.

Economic and political risks

Substantially all the Company’s services are conducted in the People’s Republic of China (“PRC”), of which operations in the PRC are subject to special considerations and significant risks not typically associated with companies in rest of the world. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

COVID-19 Uncertainty

An outbreak of respiratory illness caused by the novel coronavirus, commonly referred as “COVID-19” emerged in late 2019 and has spread globally. The COVID-19 is considered to be highly contagious and poses a serious public health threat. The World Health Organization labeled the COVID-19 outbreak as a pandemic on March 11, 2020, given its threat beyond a public health emergency of international concern the organization had declared on January 30, 2020.

The epidemic has resulted in social-distancing restrictions, travel restrictions, and the temporary closure of stores and facilities. The negative impacts of the COVID-19 outbreak on our business may include, but not strictly be limited to:

-       The uncertain economic conditions may refrain clients from engaging our services.

-	The operations of businesses in most industries have been, and could continue to be, negatively impacted by the epidemic, which may in turn adversely impact their business performance.

We are unable to accurately predict the impact that the COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak globally, and effectiveness of the actions that may be taken by governmental authorities. Additionally, it is possible that we may face similar difficulties from future events, such as this, should there be at any point another global pandemic. As of the current date, we do not believe that we have been directly impacted by Covid-19. However, economies throughout the world have been impacted significantly in a vast number of ways, and we cannot state with any level of certainty to what extent we may have been indirectly impacted by market conditions as a result of the pandemic and/or if the pandemic has forestalled, in any capacity, our growth to date.

4. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company suffered a loss of $26,944 for the three months ended March 31, 2021 resulting in accumulated deficit of $120,373 and a working capital deficit of $78,107.

The Company’s cash position may not be significant enough to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire funding through public offering. If funding from public offering is insufficient then the Company shall rely on the financial support from its controlling shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

- F35 -

5. ACQUISITION OF SCQC AGRICULTURE CO. LIMITED

On June 15, 2020, the Company through subsidiary YCWB Agricultural Technology Co. Limited acquired SCQC Agriculture Co. Limited, a company incorporated in SiChuan Province, China for a consideration of CNY1,169,996 (approximate $165,605) with carrying value on book of CNY1,168,554 (approximate $165,401) from third party. The premium was accounted as expense for the year ended December 31, 2020.

Fair value of consideration (Cash paid) as of June 15, 2020	$165,605	¥1,169,996

Net book value of SCQC Agriculture Co. Limited Assets & Liabilities as of June 15, 2020:
Cash and cash equivalents	$999	¥7,058
Prepayments	165,145	1,166,746
Receipts in advance	(743)	(5,250)
Total net book value	$165,401	¥1,168,554

Premium recognized as goodwill	$204	¥1,442
Goodwill impairment for the year ended December 31, 2020	(204)	(1,442)
Goodwill as of December 31, 2020	$-	¥-

6. INVENTORIES

As of March 31, 2021 and December 31, 2020, the Company inventories consist of following:

	As of March 31, 2021	As of December 31, 2020
Finished goods	$60,189	$70,598

Total inventories	$60,189	$70,598

No inventories allowance has been provided for the three months ended March 31, 2021.

7. PREPAYMENT, DEPOSITS AND OTHER RECEIVABLES

As of March 31, 2021 and December 31, 2020, the Company prepayment, deposits and other receivables consist of following:

	As of March 31, 2021	As of December 31, 2020
Deposits for Hong Kong Company Secretary	$13	$13
Prepayment for the purchase of Bio-Carbon-Based-Fertilizer	68,574	68,827
Employee advances	708	600
Rental prepayment	2,434	2,443
Total prepayment, deposits and other receivables	$71,729	$71,883

8. OTHER PAYABLES AND ACCRUED LIABILITIES

As of March 31, 2021 and December 31, 2020, the Company other payables and accrued liabilities consist of following:

	As of March 31, 2021	As of December 31, 2020
Other payables	$5,450	$51
Accrued audit fee	12,645	21,645
Total other payables and accrued liabilities	$18,095	$21,696

9. AMOUNT DUE TO A DIRECTOR

	As of March 31, 2021	As of December 31, 2020
Amount due to a director	$255,670	$240,025

For the period ended March 31, 2021, our director, Ms. Wang Min, has further advanced expenses on behalf of the Company for a total of $15,645.

As of March 31, 2021, the Company has an outstanding payable to director of $255,670, which is unsecured and non-interest bearing with no fixed terms of repayment.

- F36 -

10. SHAREHOLDERS’ EQUITY

As of March 31, 2021 and December 31, 2020, the Company has 90,000,000 shares of common stock issued and outstanding.

During the three months ended March 31, 2021, there were no issuances of Common Stock.

The Company has 800,000,000 shares of commons stock and 200,000,000 shares of preference stock authorized, no share of preference stock issued and outstanding.

11. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

On November 11, 2020, the management of the Company through indirect wholly owned subsidiary SCQC Agriculture Co. Limited enter into a tenancy agreement to rent an office with an area of approximate 133 square meter for monthly rental of CNY9,200 (approximate $1,335) for a period of two years.

The initial recognition of operating lease right and lease liability as follows:

December 31, 2020
Initial recognition of right-of-use assets, net	$32,237
Less: amortization	(1,538)
Right-of-use assets, net as of December 31, 2020	$30,699

Initial recognition of lease liability	32,237
Add: imputed interest	247
Less: principal repayment	(1,785)
Lease liability as of December 31, 2020	$30,699

As of March 31, 2021, operating lease right-of-use assets as follows:

Right-of-use assets, net as of December 31, 2020	$30,699
Amortization for the period ended March 31, 2021	(3,921)
Foreign exchange translation	(73)
Right-of-use assets, net as of March 31, 2021	$26,705

As of March 31, 2021, operating lease liability as follows:

Lease liability as of December 31, 2020	$30,699
Add: imputed interest for the period ended March 31, 2021	335
Less: gross repayment for the period ended March 31, 2021	(4,256)
Foreign exchange translation	(73)
Lease liability as of March 31, 2021	$26,705

Lease liability current portion	$15,991
Lease liability non-current portion	$10,714

Maturities of the loan for each of the five years and thereafter are as follows:
2021	$15,861
2022	14,838
$30,699

Other information:

Three months ended March 31, 2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow to operating lease	$4,256
Remaining lease term for operating lease (years)	1.64
Weighted average discount rate for operating lease	4.75%

- F37 -

12. CONCENTRATION OF RISK

Customer Concentration

For the three months ended March 31, 2021, the Company generated total revenue of $19,236, of which three customers accounted the Company’s revenue. While for the three months ended March 31, 2020, the Company did not generate any revenue.

	For three months ended March 31
	2021	2020	2021	2020	2021	2020
	Revenues		Percentage of revenues		Accounts receivable, trade

Customer A	$2,748	$-	14%	-%	$-	$-
Customer B	5,496	-	29%	-	-	-
Customer C	10,992	-	57%	-	-	-
Total	$19,236	$-	100%	-%	$-	$-

Vendor Concentration

For the three months ended March 31, 2021, the Company incurred cost of revenue of $10,254 solely accounted by single vendor, while for the three months ended March 31, 2020, the Company did not incur any cost of revenue.

	For three months ended March 31
	2021	2020	2021	2020	2021	2020
	Cost of revenue		Percentage of Cost of revenue		Accounts payable, trade

Vendor A	$10,254	$-	100%	-%	$-	$-

Total	$10,254	$-	100%	-%	$-	$-

- F38 -

13. INCOME TAXES

The Company being a United States entity is subjected to the United States federal income tax at 21%. No provision for income taxes in the United States has been made as the Company had no United States taxable income for the three months ended March 31, 2021.

YCQH Holding Limited was incorporated in the Republic of Seychelles and, under the laws of Seychelles, is not subject to income taxes.

YCQH Agricultural Technology Co. Limited was incorporated in Hong Kong and is subject to Hong Kong income tax at a tax rate of 16.5%. (the first HK$ 2 million (equivalent US$ 258,000) of profits earned by the company will be taxed at half the current tax rate (i.e., 8.25%) whilst the remaining profits will continue to be taxed at the existing 16.5% tax rate.)

YCWB Agricultural Technology Co. Limited were incorporated in the PRC and with the company income tax rate of 25%. On top of company tax, PRC domestic sales are subjected to Value Added Tax typically at 3% for being a Small Scale Taxpayer with PRC revenue less than CNY 5,000,000, which is levied on the invoiced value of sales and is payable by the purchaser for agricultural related product. YCWB enjoyed preferential VAT rate of 1%. The Company is required to remit the VAT it collects to the tax authority. A credit is available whereby VAT paid on purchases can be used to offset the VAT due on sales.

Effective and Statutory Rate Reconciliation

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates.

The following table summarizes a reconciliation of the Company’s income taxes expenses:

	For the three months ended March 31
	2021	2020
Computed expected benefits	25%	-%
Effect of foreign tax rate difference	(2)%	-%
Tax losses not recognized	(23)%	-%
	-%	-%

	For the three months ended March 31
	2021	2020
PRC statutory tax rate	25%	25%
Computed expected benefits	(6,736)	-
Effect of foreign tax rate difference	494	-
Tax losses not recognized	6,242	-
Income tax expense	-	-

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of March 31, 2021:

	As of March 31, 2021	As of December 31, 2020
Deferred tax assets:

Net operating loss carryforwards
- United States of America	$9,094	$6,559
- Hong Kong	271	266
- People Republic China	17,839	14,137
Less: valuation allowance	(27,204)	(20,962)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $27,204 as of March 31, 2021.

14. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2021 up through the date the Company issued the financial statements.

- F39 -

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$31.64
Auditor Fees and Expenses	$31,000.00
Consulting Fees and Related Expenses	$5,000.00
Transfer Agent Fees	$5,000.00
TOTAL	$41,031.64

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he/she, or a person of whom he/she is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by her in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On October 15, 2019, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Wang Min in consideration of $10. The $10 in proceeds went to the Company to be used as working capital. Ms. Wang Min serves as our Chief Executive Officer, President, Secretary, Treasurer and Director.

On November 28, 2019, the Company issued 49,900,000 shares of restricted common stock, with a par value of $0.0001 per share, to Ms. Wang Min in consideration of $4,990. The $4,990 in proceeds went to the Company to be used as working capital.

On January 1, 2020 the Company issued 40,000,000 shares of restricted common stock to a total of ten foreign shareholders, with each having purchased 4,000,000 shares of common stock at a purchase price of $0.001 per share. The $40,000 in proceeds went to the Company to be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
10.1	Purchase and Sales Agreement - Translated into English (1)
10.2	Storage and Logistic Agreement - Translated into English (1)
23.1	Consent of Independent Accounting Firm (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Chengdu, Sichuan Province, China, on June 3, 2021.

YCQH Agricultural Technology Co. Ltd

By: /s/ Wang Min
Name: Wang Min
Title: Chief Executive Officer, President, Secretary, Treasurer, and Director Date: June 3, 2021

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Wang Min  Signature: /s/ Wang Min  Title: Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer; Principal Accounting Officer; Principal Financial Officer)

Date: June 3, 2021